                                  Exhibit 2.1






                           FIFTH AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                               SEPTEMBER 27, 2001

                                      AMONG

                           AMCON DISTRIBUTING COMPANY

                             AMCON MERGER SUB, INC.

                                       AND

                      HAWAIIAN NATURAL WATER COMPANY, INC.


                                                  Table of Contents
                                                  -----------------

                                                                                                                Page
                                                                                                                ----

ARTICLE I        DEFINITIONS ......................................................................................1

ARTICLE II       THE MERGER .......................................................................................2
         SECTION 2.1.  EFFECTS OF THE MERGER ......................................................................2
         SECTION 2.2.  EFFECT OF THE MERGER ON HNWC CAPITAL STOCK..................................................3
         SECTION 2.3.  MERGER SUB COMMON STOCK.....................................................................4
         SECTION 2.4.  FRACTIONAL SHARES...........................................................................4
         SECTION 2.5.  STOCK OPTIONS, WARRANTS AND OTHER STOCK
                       RELATED RIGHTS..............................................................................4
         SECTION 2.6.  APPRAISAL RIGHTS............................................................................5
         SECTION 2.7.  AFFILIATES..................................................................................6
         SECTION 2.8.  EXCHANGE FUND...............................................................................6
         SECTION 2.9.  EXCHANGE PROCEDURES.........................................................................6
         SECTION 2.10. DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED COMMON CERTIFICATES...............................7
         SECTION 2.11. NO FURTHER OWNERSHIP RIGHTS IN HNWC COMMON STOCK............................................7
         SECTION 2.12. TERMINATION OF EXCHANGE FUND................................................................7
         SECTION 2.13. NO LIABILITY................................................................................7
         SECTION 2.14. INVESTMENT OF THE EXCHANGE FUND.............................................................8
         SECTION 2.15. LOST COMMON CERTIFICATES....................................................................8
         SECTION 2.16. WITHHOLDING RIGHTS..........................................................................8
         SECTION 2.17. FURTHER ASSURANCES..........................................................................8
         SECTION 2.18. STOCK TRANSFER BOOKS........................................................................8

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF AMCON ..........................................................9
         SECTION 3.1.  CORPORATE EXISTENCE AND POWER...............................................................9
         SECTION 3.2.  CORPORATE AUTHORIZATION.....................................................................9
         SECTION 3.3.  GOVERNMENTAL AUTHORIZATION..................................................................9
         SECTION 3.4.  NON-CONTRAVENTION..........................................................................10
         SECTION 3.5.  CAPITALIZATION.............................................................................10
         SECTION 3.6.  SUBSIDIARIES...............................................................................11
         SECTION 3.7.  AMCON SEC DOCUMENTS........................................................................11
         SECTION 3.8.  FINANCIAL STATEMENTS; NO MATERIAL UNDISCLOSED LIABILITIES..................................12
         SECTION 3.9.  INFORMATION TO BE SUPPLIED.................................................................12
         SECTION 3.10. ABSENCE OF CERTAIN CHANGES.................................................................13
         SECTION 3.11. LITIGATION.................................................................................13
         SECTION 3.12. TAXES......................................................................................13
         SECTION 3.13. EMPLOYEE BENEFITS..........................................................................14
         SECTION 3.14. COMPLIANCE WITH LAWS; LICENSES, PERMITS AND REGISTRATIONS..................................16

                                       i


                                                  Table of Contents
                                                  -----------------
                                                     (continued)
                                                                                                                Page
                                                                                                                ----

         SECTION 3.15. TITLE TO PROPERTIES........................................................................16
         SECTION 3.16. INTELLECTUAL PROPERTY......................................................................16
         SECTION 3.17. ENVIRONMENTAL MATTERS......................................................................17
         SECTION 3.18. FINDERS' FEES; OPINIONS OF FINANCIAL ADVISOR...............................................18
         SECTION 3.19. BOARD APPROVAL; REQUIRED VOTE..............................................................18
         SECTION 3.20. TAX TREATMENT..............................................................................18
         SECTION 3.21. CERTAIN AGREEMENTS.........................................................................18
         SECTION 3.22. EMPLOYMENT AGREEMENTS......................................................................18
         SECTION 3.23. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES.......................................19
         SECTION 3.24. MATERIAL CONTRACTS.........................................................................19
         SECTION 3.25. INSURANCE..................................................................................20

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF HNWC ..........................................................20
         SECTION 4.1.  CORPORATE EXISTENCE AND POWER..............................................................20
         SECTION 4.2.  CORPORATE AUTHORIZATION....................................................................21
         SECTION 4.3.  GOVERNMENTAL AUTHORIZATION.................................................................21
         SECTION 4.4.  NON-CONTRAVENTION..........................................................................21
         SECTION 4.5.  CAPITALIZATION.............................................................................22
         SECTION 4.6.  SUBSIDIARIES...............................................................................22
         SECTION 4.7.  HNWC SEC DOCUMENTS.........................................................................23
         SECTION 4.8.  FINANCIAL STATEMENTS; NO MATERIAL UNDISCLOSED LIABILITIES..................................23
         SECTION 4.9.  INFORMATION TO BE SUPPLIED.................................................................24
         SECTION 4.10. ABSENCE OF CERTAIN CHANGES.................................................................24
         SECTION 4.11. LITIGATION.................................................................................24
         SECTION 4.12. TAXES......................................................................................25
         SECTION 4.13. EMPLOYEE BENEFITS..........................................................................25
         SECTION 4.14. COMPLIANCE WITH LAWS; LICENSES, PERMITS AND REGISTRATIONS..................................27
         SECTION 4.15. TITLE TO PROPERTIES........................................................................27
         SECTION 4.16. INTELLECTUAL PROPERTY......................................................................28
         SECTION 4.17. ENVIRONMENTAL MATTERS......................................................................28
         SECTION 4.18. FINDERS' FEES..............................................................................29
         SECTION 4.19. REQUIRED VOTE AND WAIVER; BOARD APPROVAL...................................................29
         SECTION 4.20. STATE TAKEOVER STATUTES....................................................................29
         SECTION 4.21. TAX TREATMENT..............................................................................29
         SECTION 4.22. CERTAIN AGREEMENTS.........................................................................29
         SECTION 4.23. EMPLOYMENT AGREEMENTS......................................................................30
         SECTION 4.24. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES.......................................30
         SECTION 4.25. MATERIAL CONTRACTS.........................................................................30
         SECTION 4.26. CERTAIN BUSINESS PRACTICES.................................................................31

                                      ii


                                                  Table of Contents
                                                  -----------------
                                                     (continued)
                                                                                                                Page
                                                                                                                ----

         SECTION 4.27. INSURANCE..................................................................................31
         SECTION 4.28. NO ACTIONS INCONSISTENT WITH ARTICLE VI....................................................32
         SECTION 4.29. USE OF PROCEEDS OF CONVERTIBLE NOTES.......................................................32

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF MERGER SUB ....................................................32
         SECTION 5.1.  ORGANIZATION...............................................................................32
         SECTION 5.2.  CORPORATE AUTHORIZATION....................................................................32
         SECTION 5.3.  NON-CONTRAVENTION..........................................................................32
         SECTION 5.4.  NO BUSINESS ACTIVITIES.....................................................................32
         SECTION 5.5.  TAXES......................................................................................32

ARTICLE VI       COVENANTS OF HNWC ...............................................................................33
         SECTION 6.1.  HNWC INTERIM OPERATIONS....................................................................33
         SECTION 6.2.  ACQUISITION PROPOSALS; BOARD RECOMMENDATION................................................35

ARTICLE VII      COVENANTS OF HNWC AND AMCON .....................................................................36
         SECTION 7.1.  REASONABLE BEST EFFORTS....................................................................36
         SECTION 7.2.  CERTAIN FILINGS; COOPERATION IN RECEIPT OF
                       CONSENTS; LISTING..........................................................................36
         SECTION 7.3.  HEADQUARTERS...............................................................................37
         SECTION 7.4.  PUBLIC ANNOUNCEMENTS.......................................................................37
         SECTION 7.5.  ACCESS TO INFORMATION; NOTIFICATION OF
                       CERTAIN MATTERS............................................................................38
         SECTION 7.6.  FURTHER ASSURANCES.........................................................................39
         SECTION 7.7.  TAX TREATMENT..............................................................................39
         SECTION 7.8.  AFFILIATES.................................................................................39
         SECTION 7.9.  CONFIDENTIALITY............................................................................39
         SECTION 7.10. BENEFIT MATTERS............................................................................41
         SECTION 7.11. EXEMPTION FROM LIABILITY UNDER SECTION 16(B)...............................................41
         SECTION 7.12. LEASE AGREEMENT............................................................................42

ARTICLE VIII     CONDITIONS TO THE MERGER ........................................................................42
         SECTION 8.1.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY................................................42
         SECTION 8.2.  CONDITIONS TO THE OBLIGATIONS OF AMCON AND MERGER SUB......................................43
         SECTION 8.3.  CONDITIONS TO THE OBLIGATIONS OF HNWC......................................................44

ARTICLE IX       TERMINATION .....................................................................................45
         SECTION 9.1.  TERMINATION................................................................................45
         SECTION 9.2.  EFFECT OF TERMINATION......................................................................46
         SECTION 9.3.  FEES AND EXPENSES..........................................................................46

ARTICLE X        MISCELLANEOUS ...................................................................................46
         SECTION 10.1. NOTICES....................................................................................46

                                     iii



                                                  Table of Contents
                                                  -----------------
                                                     (continued)
                                                                                                                Page
                                                                                                                ----

         SECTION 10.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
                       AFTER THE EFFECTIVE TIME...................................................................47
         SECTION 10.3. AMENDMENTS; NO WAIVERS.....................................................................47
         SECTION 10.4. ASSIGNMENT.................................................................................48
         SECTION 10.5. GOVERNING LAW..............................................................................47
         SECTION 10.3. AMENDMENTS; NO WAIVERS.....................................................................47
         SECTION 10.4. ASSIGNMENT.................................................................................48
         SECTION 10.5. GOVERNING LAW..............................................................................48
         SECTION 10.6. COUNTERPARTS; EFFECTIVENESS................................................................48
         SECTION 10.7. NO THIRD PARTY BENEFICIARIES...............................................................48
         SECTION 10.8. INTERPRETATION.............................................................................48
         SECTION 10.9. ENFORCEMENT................................................................................48
         SECTION 10.10.ENTIRE AGREEMENT...........................................................................48
         SECTION 10.11.SEVERABILITY...............................................................................49

                                      iv

                           FIFTH AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         FIFTH AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 27, 2001 (the "Agreement"), by and among AMCON Distributing Company, a Delaware corporation ("AMCON"), AMCON Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of AMCON ("Merger Sub"), and Hawaiian Natural Water Company, Inc., a Hawaii corporation ("HNWC").

                                    RECITALS:

         WHEREAS, the Boards of Directors of AMCON and HNWC deem it advisable and in the best interests of each corporation and its respective stockholders that AMCON and HNWC engage in a business combination which shall be effected by the terms of this Agreement through the merger as outlined below;

         WHEREAS, the respective Boards of Directors of HNWC, Merger Sub and AMCON have each (i) determined that the merger of HNWC with and into Merger Sub (the "Merger") is fair to, and in the best interests of, their respective companies and stockholders, (ii) have approved and declared the advisability of this Agreement and (ii) have approved the Merger, and (iii) in the case of HNWC, has recommended the approval and adoption of this Agreement, this Merger and the transactions contemplated hereby by its stockholders;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (a "368 Reorganization"), and the regulations promulgated thereunder;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, AMCON has entered into an agreement (the "Stockholders Agreement" in the form attached as Exhibit A hereto) with certain stockholders of HNWC pursuant to which such HNWC stockholders have agreed to vote the shares of HNWC Common Stock owned by them in favor of the Merger under certain circumstances, which agreement is accompanied by irrevocable proxies to vote such shares in accordance therewith.

         NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the capitalized terms used in this Agreement shall have the meanings specified or referred to in Appendix I hereto which is incorporated herein by reference.

                                   ARTICLE II

                                   THE MERGER

         Section 2.1.   Effects  of the Merger.
                        ----------------------

                (a)     The Surviving Corporation. Upon the terms and subject
                        -------------------------
         to the conditions of this Agreement and in accordance with the Hawaii Business Corporation Act (the "Hawaii Law"), and the Delaware General Corporation Law of the State of Delaware (the "Delaware Law"), at the Effective Time (as defined below), HNWC shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of HNWC shall cease and Merger Sub shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

                (b)      Effective Time. As soon as practicable after the
                         --------------
         Closing of the Merger, the Articles of Merger for the Merger in substantially the form attached hereto as Exhibit B, prepared and executed in accordance with the relevant provisions of the Hawaii Law, shall be filed with the Secretary of State of Hawaii, and the Certificate of Merger for the Merger, in substantially the form attached hereto as Exhibit C, prepared and executed in accordance with the relevant provisions of the Delaware Law, shall be filed with the Secretary of State of Delaware. The parties hereto agree to take all such further actions as may be required by law to make the Merger effective. The Merger shall become effective in accordance with the terms of this Agreement, the Articles of Merger and the Certificate of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").

                (c)      The Closing. The Closing of the Merger and
                         -----------
         transactions contemplated by this Agreement will take place at 10:00 a.m., west coast time, on a date mutually agreed upon by the parties hereto, which shall be no later than the third Business Day following the date on which all of the conditions to the obligations of the parties hereunder set forth in Article VIII hereof have been satisfied or waived. The place of Closing shall be at such place as may be mutually agreed upon by the parties hereto.

                (d)      Effects of the Merger. At and after the Effective
                          --------------------
         Time, the Merger will have the effects set forth in the Delaware Law and Hawaii Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub and HNWC shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and HNWC shall become the debts, liabilities and duties of the Surviving Corporation. In addition, the Merger shall have the following effects:

                         (i)    Articles of Incorporation. The Certificate
                                -------------------------
                of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (as set forth in Exhibit D hereto) shall be the Certificate of Incorporation of the Surviving Corporation.

                         (ii)   Bylaws. The Bylaws of Merger Sub as in
                                ------
                effect immediately prior to the Effective Time (as set forth in Exhibit E hereto) shall be the Bylaws of the Surviving Corporation.

                         (iii)  Board of Directors. At the Effective Time,
                                ------------------
                the Board of Directors of the Surviving Corporation shall be as listed on Exhibit F hereto.

                         (iv)   Management. At the Effective Time, the
                                ----------
                principal officers of the Surviving Corporation at the Effective Time shall be as listed on Exhibit G.

         Section 2.2.    Effect of the Merger on HNWC Capital Stock. Subject
                         ------------------------------------------
to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or their respective stockholders:

                (a)      Common Merger Consideration.  Each share of HNWC
                         ---------------------------
         Common Stock outstanding immediately prior to the Effective Time shall be converted into and become a right to receive a fractional share of AMCON Common Stock equal to the product of the Common Exchange Ratio times one share of HNWC Common Stock, which stock, together with any cash in lieu of fractional shares of AMCON Common Stock to be paid pursuant to Section 2.4 of this Agreement, are referred to herein as (the "Common Merger Consideration"), (i) except for shares of HNWC Common Stock held by persons who object to the Merger and comply with all provisions of the Hawaii Law concerning the right of such holders to dissent from the Merger and demand appraisal for their shares ("Common Dissenters' Shares") which shall be cancelled and shall cease to exist and as to which consideration shall be paid solely in accordance with Section 2.6 of this Agreement, (ii) except for shares of HNWC Common Stock held by HNWC as treasury stock which shall be cancelled without payment of any consideration therefor and shall cease to exist, and (iii) except for shares of HNWC Common Stock owned by AMCON or Merger Sub immediately prior to the Effective Time, other than the 2,000,000 shares of HNWC Common Stock acquired from HNWC by AMCON and issued on or after February 1, 2001 (the "Non-Excluded Shares", which 2,000,000 Non-Excluded Shares include 1,250,000 shares of HNWC Common Stock which will be received by AMCON upon the conversion of the Amended and Restated 10% Secured Convertible Note dated September 27, 2001 in the principal amount of $500,000 issued by HNWC to AMCON (the "$500,000 Convertible Note")), all of which shares, other than the Non-Excluded Shares, shall be cancelled without payment of any consideration therefor and shall cease to exist and the Non-Excluded Shares shall be converted into the Common Merger Consideration. The shares of HNWC Common Stock referred to in clauses in (i), (ii) and (iii) of this Section 2.2(a) as being excluded from the conversion into Common Merger Consideration (which does not encompass the Non-Excluded Shares) are sometimes referred to collectively in this Agreement as the "Excluded Shares". Fractions of a share determined pursuant to this Section 2.2(a) shall be rounded to three decimal places.

                (b)      Common Exchange Ratio.  The Common Exchange Ratio
                         ---------------------
         shall be equal to the quotient of (i) the quotient of (x) $2,865,348, divided by (y) the Average AMCON Stock Price, divided by
         (ii) the number of shares of HNWC Common Stock outstanding immediately prior to the Effective Time (excluding the Excluded Shares).

         Notwithstanding the foregoing, (i) if the Average AMCON Stock Price is greater than $8.00, then the Average AMCON Stock Price shall be deemed to be $8.00 and thus the Common Exchange Ratio shall be the quotient of (A) 358,168, divided by (B) the number of shares of HNWC Common Stock outstanding immediately prior to the Effective Time (excluding the Excluded Shares), or (ii) if the Average AMCON Stock Price is less than $6.00, then the Average AMCON Stock Price shall be deemed to be $6.00 and thus the Common Exchange Ratio shall be the quotient of (C) 477,558, divided by (D) the number of shares of HNWC Common Stock outstanding immediately prior to the Effective Time (excluding the Excluded Shares). The Common Exchange Ratio determined pursuant to this Section 2.2(b) shall be rounded to three decimal places.

                (c)      Certificates.  At the Effective Time, each
                         ------------
         certificate theretofore representing shares of HNWC Common Stock ("Common Certificates"), except for the Excluded Shares, shall, without any action on the part of AMCON, HNWC, Merger Sub or the holder thereof, represent, and shall be deemed to represent from and after the Effective Time, the number of shares of AMCON Common Stock as determined in accordance with Sections 2.2(a) and (b) above and shall cease to represent any rights in any shares of capital stock of HNWC. At the Effective Time, each holder of a Common Certificate which, prior to the Effective Time, represented shares of HNWC Common Stock (except for Common Dissenters' Shares), shall cease to have any rights with respect to any shares of HNWC capital stock. In accordance herewith, former holders of HNWC Common Stock (except for the Excluded Shares) shall, from and after the Effective Time, be deemed from and after the Effective Time to be holders of the shares of AMCON Common Stock into which such shares of HNWC Common Stock have been converted in accordance with Section 2.2(a) and (b) hereof.

         Section 2.3.    Merger Sub Common Stock. Each share of common stock
                         -----------------------
of Merger Sub outstanding and each share held in treasury immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.


         Section 2.4.    Fractional Shares. No fraction of a share of AMCON
                         -----------------
Common Stock shall be issued in connection with the conversion of HNWC Common Stock in the Merger and the distribution of AMCON Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of AMCON Common Stock, computed on the basis of the mean of the high and low sales prices of AMCON Common Stock as reported on the American Stock Exchange ("AMEX") on the first full day on which AMCON Common Stock is traded on the AMEX after the Effective Time (all such fractions of share of AMCON Common Stock are referred to herein as "Fractional Shares").

         Section 2.5.    Stock Options, Warrants and Other Stock Related Rights.
                         ------------------------------------------------------

                (a) On or prior to the Effective Time, HNWC will take all action necessary such that each stock option, warrant or other stock related right prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right with respect to shares of HNWC Common Stock and shall be converted, at the Effective Time, into a right, on the same terms and conditions as were applicable under such stock option, warrant or other stock related right (but taking into account any changes thereto), with respect to that number of shares of AMCON Common Stock determined by multiplying the number of shares of HNWC Common Stock subject to such stock option, warrant or other stock related right, as applicable, by the Common Exchange Ratio, rounded, if necessary, to the nearest whole share of AMCON Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per-share exercise price specified in such stock option, warrant or stock related right, as applicable, divided by the Common Exchange Ratio; provided, however, that in the case of any stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

                (b) As soon as practicable after the Effective Time, AMCON shall deliver to the holders of stock options, warrants or other stock related rights appropriate notices setting forth such holders' rights pursuant to the applicable documents and instruments (except that there shall be no acceleration in the vesting or exercisability of such option, warrants or stock related rights by reason of this Agreement, the Merger or the other matters contemplated by this Agreement) and the agreements evidencing the grants of such stock options, warrants or other stock related rights shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger). To the extent permitted by law, AMCON shall comply with the terms of the HNWC Employee Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such HNWC Employee Plans, to have the stock options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of AMCON after the Effective Time.

                (c) AMCON shall take all corporate action necessary to reserve for issuance a sufficient number of shares of AMCON Common Stock for delivery upon exercise of stock options, warrants or other stock related rights in accordance with this Section 2.5.

          Section 2.6.   Appraisal Rights. Notwithstanding Section 2.2,
                         ----------------
shares of HNWC Common Stock outstanding immediately prior to the Effective Time and held by a holder other than AMCON or Merger Sub who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of HNWC Common Stock in accordance with the Hawaii Law shall not be converted into the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of HNWC Common Stock shall be treated as if they had been converted as of the Effective Time into the Merger Consideration. HNWC shall give the Surviving Corporation and AMCON prompt notice of any demands received by HNWC for appraisal of shares of HNWC Common Stock, and the Surviving Corporation and AMCON shall have the right to participate in all negotiations and proceedings with respect to such demands. HNWC shall not, except with the prior written consent of the Surviving Corporation and AMCON, make any payment with respect to, or settle or offer to settle, any such demands.

         Section 2.7.    Affiliates. Notwithstanding anything to the contrary
                         ----------
herein, to the fullest extent permitted by law, no certificates representing shares of AMCON Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of HNWC in accordance with Section 7.8 hereof for purposes of Rule 145 under the Securities Act, until such Person has executed and delivered a HNWC Affiliate Agreement (as defined in Section 7.8) pursuant to Section 7.8.

         Section 2.8.    Exchange Fund. Prior to the Effective Time, AMCON
                         -------------
shall appoint a commercial bank or trust company reasonably acceptable to HNWC having net capital of not less than $50,000,000, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Common Certificates representing the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, AMCON shall deposit with the Exchange Agent, in trust for the benefit of holders of Common Certificates which immediately prior to the Effective Time represented outstanding shares of HNWC Common Stock whose shares will be converted into shares of AMCON Common Stock at the Effective Time, certificates representing the AMCON Common Stock issued pursuant to Section 2.2 upon conversion of outstanding shares of HNWC Common Stock. AMCON agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.4 and any dividends and other distributions pursuant to Section 2.10. Any cash and certificates representing AMCON Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         Section 2.9.    Exchange Procedures. As soon as reasonably
                         -------------------
practicable after the Effective Time, AMCON shall cause the Exchange Agent to mail to each holder of a Common Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as AMCON may reasonably specify and (ii) instructions for effecting the surrender of such Common Certificates in exchange for the certificates representing the applicable Merger Consideration. Upon surrender of a Common Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Common Certificate shall be entitled to receive in exchange therefor (A) certificates representing one or more shares of AMCON Common Stock representing, in the aggregate, the whole number of shares into which such holder's shares of HNWC Common Stock have been converted pursuant to Section
2.2 (after taking into account all shares of HNWC Common Stock then held by such holder), and (B) a check in the amount equal to the cash that such holder has the right to receive in lieu of any fractional shares of AMCON Common Stock pursuant to Section 2.4 and dividends and other distributions pursuant to Section 2.10. No interest will be paid or will accrue on any cash payable pursuant to Section 2.4 or Section 2.10. In the event of a transfer of ownership of HNWC Common Stock which is not registered in the transfer records of HNWC, certificates representing one or more shares of AMCON Common Stock representing, in the aggregate, the proper number of shares of AMCON Common Stock, a check in the proper amount of cash in lieu of any fractional shares of AMCON Common Stock pursuant to Section 2.4 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.10, may be issued with respect to such HNWC Common Stock to such a transferee if the Common Certificate which formerly represented such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         Section 2.10.   Distributions with Respect to Unexchanged Common
                         ------------------------------------------------
Certificates. No dividends or other distributions declared or made with
------------
respect to shares of AMCON Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Common Certificate with respect to the certificate representing shares of AMCON Common Stock that such holder would be entitled to receive upon surrender of such Common Certificate and no cash payment in lieu of fractional shares of AMCON Common Stock shall be paid to any such holder pursuant to Section 2.4 until such holder shall surrender such Common Certificate in accordance with
Section 2.9. Subject to the effect of applicable laws, following surrender of any such Common Certificate, there shall be paid to such holder of shares of AMCON Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of AMCON Common Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AMCON Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of AMCON Common Stock.

         Section 2.11.   No Further Ownership Rights in HNWC Common Stock.
                         ------------------------------------------------
All shares of AMCON Common Stock and cash paid upon conversion of shares of HNWC Common Stock in accordance with the terms of Article II (including any cash paid pursuant to Section 2.4 or Section 2.10) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of HNWC Common Stock.

         Section 2.12.   Termination of Exchange Fund. Any portion of the
                         ----------------------------
Exchange Fund which remains undistributed to the holders of Common Certificates for six months after the Effective Time shall be delivered to AMCON or otherwise on the instruction of AMCON, and any holders of the Common Certificates who have not theretofore complied with this Article II shall thereafter look only to AMCON for the certificates representing the Merger Consideration with respect to the shares of HNWC Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.2, any cash in lieu of fractional shares of AMCON Common Stock to which such holders are entitled pursuant to Section 2.4 and any dividends or distributions with respect to shares of AMCON Common Stock to which such holders are entitled pursuant to Section 2.10. Any such portion of the Exchange Fund remaining unclaimed by holders of Common Certificates which, prior to the Effective Time, represented shares of HNWC Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by law, become the property of AMCON free and clear of any claims or interest of any Person previously entitled thereto.

         Section 2.13.   No Liability. None of AMCON, the Surviving
                         ------------
Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the

Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.14.   Investment of the Exchange Fund. The Exchange
                         -------------------------------
Agent shall invest any cash included in the Exchange Fund as directed by AMCON on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to AMCON.

         Section 2.15.   Lost Common Certificates. If any Common Certificate
                         ------------------------
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Common Certificate to be lost, stolen or destroyed and, if required by AMCON, the posting by such Person of a bond in such reasonable amount as AMCON may direct as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Common Certificate a certificate representing the applicable Merger Consideration with respect to the shares of HNWC Common Stock, any cash in lieu of fractional shares of AMCON Common Stock, and unpaid dividends and distributions on shares of AMCON Common Stock issued in respect thereof, pursuant to this Agreement.

         Section 2.16.   Withholding Rights. Each of the Surviving
                         ------------------
Corporation and AMCON shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Certificates which, prior to the Effective Time, represented shares of HNWC Common Stock, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or AMCON, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of HNWC Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or AMCON, as the case may be.

         Section 2.17.   Further Assurances. At and after the Effective
                         ------------------
Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of HNWC or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of HNWC or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 2.18.   Stock Transfer Books. The stock transfer books of
                         --------------------
HNWC shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of HNWC Common Stock thereafter on the records of HNWC. On or after the Effective Time, any Common Certificates presented to the Exchange Agent or AMCON for any reason shall be exchanged for certificates representing the Merger Consideration with respect to the shares of HNWC Common Stock formerly represented thereby, any cash in lieu of fractional shares of AMCON Common Stock to which the holders thereof are entitled pursuant to Section 2.4 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.10.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AMCON

         Except as disclosed in (i) the AMCON Disclosure Schedule dated the date hereof (each section or subsection of which Disclosure Schedule qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein) or (ii) the AMCON SEC Documents filed prior to the date hereof, AMCON represents and warrants to HNWC that, as of the date hereof (except for representations and warranties that address matters only as of a specific date, in which case such representations are true and correct on and as of such specific date):

         Section 3.1.    Corporate Existence and Power. AMCON is a
                         -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. AMCON is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have an AMCON Material Adverse Effect. AMCON has heretofore made available to HNWC true and complete copies of AMCON's certificate of incorporation and bylaws as currently in effect.

         Section 3.2.    Corporate Authorization. The execution, delivery
                         -----------------------
and performance by AMCON of this Agreement and the consummation by AMCON of the transactions contemplated hereby are within AMCON's corporate powers and, as of the date hereof, have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of HNWC, this Agreement constitutes, as of the date hereof, a valid and binding agreement of AMCON, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 3.3.    Governmental Authorization. The execution,
                         --------------------------
delivery and performance by AMCON of this Agreement and the consummation by AMCON of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) Articles of Merger in accordance with the Hawaii Law, (ii) a Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which AMCON or any AMCON Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Securities Act and the Exchange Act; (c) such as may be required under any applicable state securities or blue sky laws; and (d) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate,
(x) be reasonably likely to have an AMCON Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of AMCON to consummate the transactions contemplated by this Agreement.

         Section 3.4.    Non-Contravention. The execution, delivery and
                         -----------------
performance by AMCON of this Agreement and the consummation by AMCON of the transactions contemplated hereby do not and will not (a) contravene or conflict with AMCON's certificate of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to AMCON or any AMCON Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of AMCON or any AMCON Subsidiary or to a loss of any benefit or status to which AMCON or any AMCON Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon AMCON or any AMCON Subsidiary or any license, franchise, permit or other similar authorization held by AMCON or any AMCON Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of AMCON or any AMCON Subsidiary other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have an AMCON Material Adverse Effect or (y) prevent or materially impair the ability of AMCON to consummate the transactions contemplated by this Agreement.

         Section 3.5.    Capitalization.
                         --------------

                (a) The authorized capital stock of AMCON consists of 15,000,000 shares of AMCON Common Stock, $0.01 per value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share, of AMCON ("AMCON Preferred Stock"). At the close of business on September 30, 2000, (i) 2,737,551 shares of AMCON Common Stock were issued and outstanding, (ii) stock options ("AMCON Stock Options") to purchase an aggregate of 389,620 shares of AMCON Common Stock were issued and outstanding (of which options to purchase an aggregate of 188,166 shares of AMCON Common Stock were exercisable),
         (iii) no shares of AMCON Common Stock were held in its treasury and
         (iii) no shares of AMCON Preferred Stock were issued and outstanding. All outstanding shares of capital stock of AMCON have been duly authorized and validly issued and are fully paid and nonassessable.

                (b) As of the date hereof, except (i) as set forth in this Section 3.5, and (ii) for changes since June 30, 2001, resulting from the exercise of stock options outstanding on such date, there are no outstanding (x) shares of capital stock or other voting securities of AMCON, (y) securities of AMCON convertible into or exchangeable for shares of capital stock or voting securities of AMCON, or (z) options or other rights to acquire from AMCON, and no obligation of AMCON to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AMCON (the items in clauses (x), (y) and (z) being referred to collectively as the "AMCON Securities"). There are no outstanding obligations of AMCON or any AMCON Subsidiary to repurchase, redeem or otherwise acquire any AMCON Securities. There are no outstanding contractual obligations of AMCON to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person other than in the ordinary course of business consistent with past practice. There are no stockholder agreements, voting trusts or other agreements or understandings to which AMCON is a party, or of which AMCON is aware, relating to voting, registration or disposition of any shares of capital stock of AMCON or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of AMCON.

         Section 3.6.    Subsidiaries.
                         ------------

                (a) Each Significant Subsidiary of AMCON is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, an AMCON Material Adverse Effect.

                (b) All of the outstanding shares of capital stock of, or other ownership interest in, each AMCON Subsidiary has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest in, each of AMCON's Subsidiaries, is owned, directly or indirectly, by AMCON, is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have, an AMCON Material Adverse Effect. There are no outstanding (i) securities of AMCON or any of the AMCON Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of the AMCON Subsidiaries, (ii) options, warrants or other rights to acquire from AMCON or any of the AMCON Subsidiaries, and no other obligation of AMCON or any of the AMCON Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of the AMCON Subsidiaries or (iii) obligations of AMCON or any of the AMCON Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of the AMCON Subsidiaries or any capital stock of, or other ownership interests in, any of the AMCON Subsidiaries.

         Section 3.7.    AMCON SEC Documents.
                         -------------------

                (a) AMCON has made available to HNWC the AMCON SEC Documents. AMCON has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since September 30, 1997. No AMCON Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

                (b) As of its filing date, each AMCON SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

                (c) No AMCON SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No AMCON SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 3.8.    Financial Statements; No Material Undisclosed
                         ---------------------------------------------
Liabilities.
-----------

                (a) The audited consolidated financial statements of AMCON included in the AMCON 10-K fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto), the consolidated financial position of AMCON and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, consolidated cash flows and changes in stockholders' equity for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                (b) There are no liabilities of AMCON or any AMCON Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of AMCON, other than:

                         (i) liabilities or obligations disclosed or provided for in the AMCON Balance Sheet or disclosed in the notes thereto;

                         (ii)   liabilities or obligations under this
                Agreement or incurred in connection with the transactions contemplated hereby;

                         (iii) current liabilities incurred in the ordinary course of business since September 30, 2000; and

                         (iv)   other liabilities or obligations that
                individually or in the aggregate, would not be reasonably likely to have an AMCON Material Adverse Effect.

                (c) AMCON and the AMCON Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of AMCON and the AMCON Subsidiaries are recorded in conformity with GAAP. No part of AMCON's or any AMCON Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of AMCON or such Subsidiary.

         Section 3.9.    Information to be Supplied.
                         --------------------------

                (a) The information to be supplied by AMCON expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and
         (ii) in the case of the remainder of the Proxy Statement/Prospectus, at the time of the mailing thereof, and at the time of the Special Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply (with respect to information relating to AMCON) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                (b) Notwithstanding the foregoing, AMCON makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied by HNWC.

         Section 3.10.   Absence of Certain Changes. Since September 30,
                         --------------------------
2000, except as otherwise expressly contemplated by this Agreement, AMCON and the AMCON Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of AMCON or any AMCON Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have an AMCON Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have an AMCON Material Adverse Effect or (c) any incurrence, assumption or guarantee by AMCON of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

         Section 3.11.   Litigation. Section 3.11 of the AMCON Disclosure
                         ----------
Schedule contains a list and description of each action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of AMCON threatened against, AMCON or any AMCON Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity. None of such actions, suits, investigations, arbitrations or proceedings, individually or in the aggregate, would be reasonably likely to have, an AMCON Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against AMCON that would be reasonably likely to have, individually or in the aggregate, an AMCON Material Adverse Effect.

         Section 3.12.   Taxes.
                         -----

                (a) All Tax returns, statements, reports and forms (collectively, the "AMCON Returns") required to be filed with any taxing authority by, or with respect to, AMCON and the AMCON Subsidiaries have been filed in substantial compliance with all applicable laws.

                (b) AMCON and the AMCON Subsidiaries have timely paid all Taxes shown as due and payable on the AMCON Returns that have been so filed, and all other Taxes not subject to reporting obligations, and, as of the time of filing, the AMCON Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of AMCON and the AMCON Subsidiaries (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the AMCON Balance Sheet).

                (c) AMCON and the AMCON Subsidiaries have made provision for all Taxes payable by them for which no AMCON Return has yet been filed.

                (d) The charges, accruals and reserves for Taxes with respect to AMCON and the AMCON Subsidiaries reflected on the AMCON Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof.

                (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to AMCON or any of the AMCON Subsidiaries in respect of any Tax that would be reasonably likely to have an AMCON Material Adverse Effect.

                (f) Neither AMCON nor any of the AMCON Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which AMCON was the common parent.

                (g) Neither AMCON nor any of the AMCON Subsidiaries holds any asset subject to a consent under Section 341(f) of the Code.

         Section 3.13.   Employee Benefits.
                         -----------------

                (a) Section 3.13(a) of the AMCON Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by AMCON or any ERISA Affiliate (as defined below) of AMCON and covers any employee or former employee of AMCON or any AMCON Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to HNWC together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and summary plan description prepared in connection with any such plan. Such plans are referred to collectively herein as the "AMCON Employee Plans". For purposes of this Section 3.13, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

                (b) No AMCON Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I or ERISA or Title IV of ERISA. At no time has AMCON or any of its ERISA Affiliates contributed to, or been required to contribute to, any

         "multiemployer plan," as defined in Section 3(37) or ERISA (a "Multiemployer Plan"), and neither AMCON nor any of its ERISA Affiliates has, or ever has had, any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer Plan. To the Knowledge of AMCON, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any AMCON Employee Plan has occurred that will make AMCON or any AMCON Subsidiary, or any officer or director of AMCON or any AMCON Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have an AMCON Material Adverse Effect.

                (c) Each AMCON Employee Plan that is intended to be qualified under Section 401(a) of the Code now meets, and at all time since its inception have met, the requirements for such qualification, and each trust forming a part thereof is now, and at all times since its inception has been, exempt from tax pursuant to
         Section 501(a) of the Code. Each such plan has received a determination letter from the Internal Revenue Service to the effect that such plan is qualified and its related trust is exempt from federal income taxes. AMCON has furnished, or will make available upon request, to HNWC copies of the most recent Internal Revenue Service determination letters with respect to each such AMCON Employee Plan. Each AMCON Employee Plan has been maintained and administered in substantial compliance with its terms (except that in any case in which any AMCON Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, such plan has been maintained and administered in accordance with the provision) and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such AMCON Employee Plan. All material reports, returns and similar documents with respect to each AMCON Employee Plan required to be filed with any government agency or distributed to any AMCON Employee Plan participant have been duly timely filed and distributed.

                (d) There is no contract, agreement, plan or arrangement that, as a result of the Merger, would be reasonably likely to obligate AMCON to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

                (e) Except as disclosed in writing to HNWC prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any AMCON Employee Plan that would increase materially the expense of maintaining such AMCON Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended September 30, 2000.

                (f) No AMCON Employee Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of AMCON or any Subsidiary.

         Section 3.14.   Compliance with Laws; Licenses, Permits and
                         -------------------------------------------
Registrations.
-------------
                (a) Neither AMCON nor any AMCON Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have an AMCON Material Adverse Effect.

                (b) Each of AMCON and the AMCON Subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by AMCON and the AMCON Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have an AMCON Material Adverse Effect.

         Section 3.15.   Title to Properties.
                         -------------------

                (a) AMCON and each AMCON Subsidiary have good and marketable title to, or valid leasehold interests in, all their properties and assets except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that do not materially interfere with the ability of AMCON and its Subsidiaries to use their respective assets and conduct their businesses, as currently used or conducted. All such assets and properties, other than assets and properties in which AMCON or any AMCON Subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of AMCON and the AMCON Subsidiaries to use their respective assets and conduct their businesses, as currently conducted.

                (b) AMCON and each AMCON Subsidiary (i) are in substantial compliance with the terms of all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and (ii) enjoy peaceful and undisturbed possession under all such leases.

         Section 3.16.   Intellectual Property.
                         ---------------------

                (a) AMCON and the AMCON Subsidiaries own or have a valid license to use (i) all fictional business names, trading names, registered and unregistered trademarks, service marks, domain names and applications (collectively, "Marks"); (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");
         (iv) all rights in mask works (collectively, "Rights in Mask Works"); and (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); necessary to (x) carry on the business of AMCON as currently conducted or as proposed to be conducted by the Surviving Corporation, to (y) make, have made, use, distribute and sell all products currently sold by AMCON and all products in development.

                (b) There are no outstanding and, to AMCON's Knowledge, no Threatened disputes or disagreements with respect to any agreement to which AMCON or an AMCON subsidiary is a party, relating to any of AMCON's Marks, Patents, Copyrights, Rights in Mask Works, or Trade Secrets (collectively, "AMCON Intellectual Property").

                (c) AMCON is the owner of all right, title, and interest in and to the AMCON Intellectual Property, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                (d) All former and current employees of AMCON have executed written contracts with AMCON that assign to AMCON all rights to any inventions, improvements, discoveries, or information relating to the business of AMCON. To AMCON's knowledge, no employee of AMCON has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than AMCON.

                (e) All of the Patents are currently in compliance in all material respects with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions.

                (f) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To AMCON's Knowledge, there is no potentially interfering patent or patent application of any third party.

                (g) No Patent is infringed or, to AMCON's Knowledge, has been challenged or threatened in any way. To AMCON's Knowledge, none of the products manufactured and sold or proposed to be sold, nor any process or know-how used, by AMCON infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

                (h) AMCON is not required to make any payments to any third parties in connection with its use of AMCON Intellectual Property.

                (i) All products made, used, or sold under the Patents have been marked with the proper patent notice.

         Section 3.17.   Environmental Matters.
                         ---------------------

                (a) With such exceptions as, individually or in the aggregate, would not be reasonably likely to have an AMCON Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against AMCON or any AMCON Subsidiary with respect to any applicable Environmental Law and (ii) AMCON and the AMCON Subsidiaries are and have been in compliance with all applicable Environmental Laws.

                (b) For purposes of this Section 3.17 and Section 4.16, the term "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals, hazardous substances, hazardous materials or hazardous wastes as any of those terms is regulated or defined by Environmental Laws.

         Section 3.18.   Finders' Fees; Opinions of Financial Advisor. There
                         --------------------------------------------
is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, AMCON or any AMCON Subsidiary who might be entitled to any fee or commission from HNWC or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 3.19.   Board Approval; Required Vote.
                         -----------------------------

                (a) As of the date hereof, this Agreement and the transactions contemplated hereby have been approved by AMCON's Board of Directors.

                (b) No votes of the holders of any class or series of capital stock of AMCON is required by law, rule, regulation or rule of the American Stock Exchange to approve and adopt this Agreement and/or any of the other transactions contemplated hereby, including the Merger.

         Section 3.20.   Tax Treatment. Neither AMCON nor any of its
                         -------------
Affiliates has taken or agreed to take, or will take, any action or is aware of any fact or circumstance that would prevent or impede the Merger from qualifying as a 368 Reorganization.

         Section 3.21.   Certain Agreements. None of AMCON, any AMCON
                         ------------------
Subsidiary or any of their respective Affiliates (i) are parties to or otherwise bound by any agreement or arrangement that limits or otherwise restricts AMCON, any AMCON Subsidiary, the Surviving Corporation or any of their respective Affiliates from engaging or competing in any line of business or in any locations, which agreement or arrangement is material to the business of AMCON and the AMCON Subsidiaries or would be material to the business of the Surviving Corporation (assuming the Merger has taken place), in either case taken as a whole and (ii) except in the ordinary course of business, have amended, modified or terminated any material contract, agreement or arrangement of AMCON or any AMCON Subsidiary or otherwise waived, released or assigned any material rights, claims or benefits of AMCON or any AMCON Subsidiary thereunder.

         Section 3.22.   Employment Agreements. There exists (i) no union,
                         ---------------------
guild or collective bargaining agreement to which AMCON or any AMCON Subsidiary is a party, (ii) no employment, consulting or severance agreement between AMCON or any Subsidiary of AMCON and any Person (except for consulting agreements that individually, and in the aggregate, are not material to AMCON), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which AMCON or any AMCON Subsidiary is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Merger or the other transactions contemplated hereby.

         Section 3.23.   Transactions With Directors, Officers and
                         -----------------------------------------
Affiliates. Except for any of the following matters which would not be
----------
required to be disclosed pursuant to Item 402 or Item 404 of Regulation S-K of the U.S. Securities and Exchange Commission (the "Commission"), since September 30, 2000, there have been no transactions between AMCON or any of its Subsidiaries and any director, officer, employee, stockholder or Affiliate of AMCON or any of its Subsidiaries, including, without limitation, loans, guarantees or pledges to, by or for AMCON or any of AMCON's Subsidiaries from, to, by or for any of such Persons. Since September 30, 2000, none of the officers or directors of AMCON or any of its Subsidiaries, and no spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of AMCON or any of its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by AMCON or any of its Subsidiaries.

         Section 3.24.   Material Contracts. Schedule 3.24 delivered to HNWC
                         ------------------
by AMCON prior to the execution of this Agreement lists all material contracts and agreements to which, as of the date hereof, AMCON or any AMCON Subsidiary is a party or by which AMCON or any AMCON Subsidiary is bound or under which AMCON or any AMCON Subsidiary has or may acquire any rights, which were not filed prior to the date hereof as exhibits to AMCON SEC Documents, which involve or relate to (i) obligations of AMCON or any AMCON Subsidiary for borrowed money or other indebtedness where the amount of such obligations exceeds $6,000,000 individually, (ii) the lease by AMCON or any AMCON Subsidiary, as lessee or lessor, of real property for rent of more than $6,000,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by AMCON on terms that are customary and consistent with the past practice of AMCON and in amounts and at prices substantially consistent with past practices of AMCON) or services with an aggregate minimum purchase price of more than $6,000,000 per annum, (iv) rights to manufacture and/or distribute any product which accounted for more than $45,000,000 of the consolidated revenues of AMCON and its Subsidiaries during the fiscal year ended September 30, 2000 or under which AMCON or any AMCON Subsidiary received or paid license or other fees in excess of $1,000,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $6,000,000,
(vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of AMCON or of any of Subsidiary of AMCON or any other Person which, is material to AMCON; (vii) any material collaboration or joint venture or similar arrangement; (viii) the restriction on the right or ability of AMCON or any Subsidiary of AMCON
(A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person; (ix) any currency hedging; or (x) individual capital expenditures or commitments in excess of $6,000,000. All such contracts and agreements are duly and validly executed by AMCON or such AMCON Subsidiary, and are in full force and effect in all material respects. Neither AMCON nor any of its Subsidiaries has violated or breached, or committed any default under, any contract or agreement, and, to the knowledge of AMCON, no other Person has violated or breached, or committed any default under, any contract or agreement, which violation, breach or default (alone or in combination with other violations, breaches or defaults under such contract or agreement or under other contracts or agreements) has had or may reasonably be expected to have an AMCON Material Adverse Effect. No event has occurred which, after notice or the passage of time or both, would constitute a default by AMCON or any Subsidiary of AMCON under any contract or agreement or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement, (C) accelerate the maturity or performance of any contract or agreement, or (D) cancel, terminate or modify any contract or agreement, in each case which, together with all other events of the types referred to in clauses (A), (B),
(C) and (D) of this sentence has had or may reasonably be expected to have an AMCON Material Adverse Effect. All such contracts and agreements will continue, after the Effective Time, to be binding in all material respects in accordance with their respective terms until their respective expiration dates.

         Section 3.25.   Insurance. AMCON has made available to HNWC a
                         ---------
summary of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of AMCON and its Subsidiaries. Each of such insurance policies is in full force and effect. Since September 30, 2000, neither AMCON nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of AMCON or any of its Subsidiaries other than claims incurred in the ordinary course of business.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF HNWC

         Except as disclosed in the (i) HNWC Disclosure Schedule delivered to AMCON dated the date hereof (each section or subsection of which Disclosure Schedule qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein), or (ii) the HNWC SEC Documents filed prior to the date hereof, HNWC represents and warrants to AMCON that, as of the date hereof (except for representations and warranties that address matters only as of a specific date, in which case such representations are true and correct on and as of such specific date):

         Section 4.1.    Corporate Existence and Power. HNWC is a corporation
                         -----------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Hawaii, and has all corporate powers required to carry on its business as now conducted. HNWC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a HNWC Material Adverse Effect. HNWC has heretofore made available to AMCON true and complete copies of HNWC's articles of incorporation and bylaws as currently in effect.

         Section 4.2.    Corporate Authorization. The execution, delivery
                         -----------------------
and performance by HNWC of this Agreement and the consummation by HNWC of the transactions contemplated hereby are within HNWC's corporate powers and, except for the HNWC Stockholder Approval (as defined herein), have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of AMCON, this Agreement constitutes a valid and binding agreement of HNWC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.3.    Governmental Authorization. The execution, delivery
                         --------------------------
and performance by HNWC of this Agreement and the consummation by HNWC of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of (i) the Articles of Merger in accordance with the Hawaii Law, (ii) the Certificate of Merger in accordance with the Delaware Law, and (iii) appropriate documents with the relevant authorities of other states or jurisdictions in which HNWC or any HNWC Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the Securities Act and the Exchange Act; (c) such as may be required under any applicable state securities or blue sky laws; and (d) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings that, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a HNWC Material Adverse Effect or (assuming for this purpose that the Effective Time had occurred) a Surviving Corporation Material Adverse Effect, or (y) prevent or materially impair the ability of HNWC to consummate the transactions contemplated by this Agreement.

         Section 4.4.    Non-Contravention. The execution, delivery and
                         -----------------
performance by HNWC of this Agreement and the consummation by HNWC of the transactions contemplated hereby do not and will not (a) contravene or conflict with HNWC's articles of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to HNWC, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of HNWC or any HNWC Subsidiary or to a loss of any benefit or status to which HNWC is entitled under any provision of any agreement, contract or other instrument binding upon HNWC or any HNWC Subsidiary or any license, franchise, permit or other similar authorization held by HNWC, or (d) result in the creation or imposition of any Lien on any asset of HNWC other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a HNWC Material Adverse Effect or
(y) prevent or materially impair the ability of HNWC to consummate the transactions contemplated by this Agreement.

         Section 4.5.    Capitalization.
                         --------------

                (a) The authorized capital stock of HNWC consists of 20,000,000 shares of HNWC Common Stock and 5,000,000 shares of HNWC Preferred Stock (of which 1,250 shares of HNWC Series A Convertible Preferred Stock were authorized and 250 shares of HNWC Series B Convertible Preferred Stock were authorized and 750,000 shares of HNWC Series C Preferred Stock were authorized). At the close of business on the date hereof, (i) 7,935,982 shares of HNWC Common Stock were issued and outstanding, (ii) stock options ("HNWC Stock Options") to purchase an aggregate of 683,926 shares of HNWC Common Stock were issued and outstanding (of which options to purchase an aggregate of 624,226 shares of HNWC Common Stock were exercisable),
         (iii) warrants ("HNWC Warrants") to purchase an aggregate of 4,862,899 shares of HNWC Common Stock were issued and outstanding (of which warrants to purchase an aggregate of 4,862,899 shares of HNWC Common Stock were exercisable), (iv) no shares of HNWC Preferred Stock were issued and outstanding, (v) there were no stock options or warrants to purchase shares of HNWC Preferred Stock issued and outstanding, and (v) there were no other rights to acquire from HNWC, and no obligation of HNWC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of HNWC, except for the $500,000 Convertible Note, the secured convertible note issued by HNWC to AMCON in the principal amount of $350,000 (the "$350,000 Convertible Note"), and the secured convertible note issued by HNWC to AMCON in the principal amount of $400,000 (the "$400,000 Convertible Note") (the $350,000 Convertible Note and the $400,000 Convertible Note are sometimes collectively referred to as the "Other Convertible Notes"). All outstanding shares of capital stock of HNWC have been duly authorized and validly issued and are fully paid and nonassessable.

                (b) As of the date hereof, except (i) as set forth in this Section 4.5, and (ii) for changes since June 30, 2001, resulting from the exercise of stock options outstanding on such date, there are no outstanding (x) shares of capital stock or other voting securities of HNWC, (y) securities of HNWC convertible into or exchangeable for shares of capital stock or voting securities of HNWC, or (z) options or other rights to acquire from HNWC, and no obligation of HNWC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of HNWC (the items in clauses (x), (y) and (z) being referred to collectively as the "HNWC Securities"). There are no outstanding contractual obligations of HNWC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no stockholder agreements, voting trusts or other agreements or understandings to which HNWC is a party, or of which HNWC is aware, relating to voting, registration or disposition of any shares of capital stock of HNWC or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of HNWC, except for the Stockholders Agreement attached hereto as Exhibit A.

         Section 4.6.    Subsidiaries. HNWC does not have any subsidiaries and
                         ------------
does not own or control, directly or indirectly, any stock or equity interest in any corporation or other Person.

         Section 4.7.    HNWC SEC Documents.
                         ------------------

                (a) HNWC has made available to AMCON the HNWC SEC Documents. HNWC has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 1997.

                (b) As of its filing date, each HNWC SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

                (c) No HNWC SEC Document filed pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No HNWC SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 4.8.    Financial Statements; No Material Undisclosed
                         ---------------------------------------------
Liabilities.
-----------
                (a) The audited HNWC financial statements and unaudited consolidated interim financial statements of HNWC included in the HNWC 10-KSB and each HNWC 10-QSB fairly present in all material respects, in conformity with GAAP consistently applied (except as may be indicated in the notes thereto and except that financial statements in each Form 10-QSB do not contain all GAAP notes to such financial statements), the financial position of HNWC as of the dates thereof and its results of operations, stockholders' equity and consolidated cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                (b) There are no liabilities of HNWC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a balance sheet of HNWC, other than:

                         (i) liabilities or obligations disclosed or provided for in the HNWC Balance Sheet or disclosed in the notes there;

                         (ii)   liabilities or obligations under this
                Agreement or incurred in connection with the transactions contemplated hereby;

                         (iii) current liabilities incurred in the ordinary course of business since December 31, 2000; and

                         (iv)   other liabilities or obligations that
                individually or in the aggregate, would not be reasonably likely to have a HNWC Material Adverse Effect.

                (c) HNWC keeps proper accounting records in which all material assets and liabilities, and all material transactions, of HNWC are recorded in conformity with GAAP. No part of HNWC's accounting system or records, or access thereto, is under the control of a Person who is not an employee of HNWC.

         Section 4.9.    Information to be Supplied.
                         --------------------------

                (a) The information to be supplied by HNWC expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Proxy Statement/Prospectus, at the time of the mailing thereof, and at the time of the Special Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply (with respect to information relating to HNWC) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                (b) Notwithstanding the foregoing, HNWC makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied by AMCON.

         Section 4.10.   Absence of Certain Changes. Since December 31, 1999,
                         --------------------------
except as otherwise expressly contemplated by this Agreement, HNWC has conducted its business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of HNWC that, individually or in the aggregate, has had or would be reasonably likely to have a HNWC Material Adverse Effect, (b) any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a HNWC Material Adverse Effect or (c) any incurrence, assumption or guarantee by HNWC of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices.

         Section 4.11.   Litigation. Section 4.11 of the HNWC Disclosure
                         ----------
Schedule contains a list of each action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of HNWC threatened against, HNWC or any of its respective assets or properties before any arbitrator or Governmental Entity. None of such actions, suits, investigations, arbitrations or proceedings, individually or in the aggregate, would be reasonably likely to have a HNWC Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against HNWC that would be reasonably likely to have, individually or in the aggregate, a HNWC Material Adverse Effect.

         Section 4.12.   Taxes.
                         -----

                (a) All Tax returns, statements, reports and forms (collectively, the "HNWC Returns") required to be filed with any taxing authority by, or with respect to, HNWC and the HNWC Subsidiaries have been filed in substantial compliance with all applicable laws.

                (b) HNWC has timely paid all Taxes shown as due and payable on the HNWC Returns that have been so filed, and all other Taxes not subject to reporting obligations, and as of the time of filing, the HNWC Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of HNWC and the HNWC Subsidiaries (other than Taxes that are being contested in good faith and for which adequate reserves are reflected on the HNWC Balance Sheet).

                (c) HNWC has made provision for all Taxes payable by them for which no HNWC Return has yet been filed.

                (d) The charges, accruals and reserves for Taxes with respect to HNWC reflected on the HNWC Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

                (e) There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to HNWC in respect of any Tax that would be reasonably likely to have a HNWC Material Adverse Effect.

                (f) HNWC has not been a member of an affiliated, consolidated, combined or unitary group other than one of which HNWC was the common parent.

                (g) HNWC does not hold any asset subject to a consent under Section 341(f) of the Code.

         Section 4.13.   Employee Benefits.
                         -----------------

                (a) Section 4.13(a) of the HNWC Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that is maintained, administered or contributed to by HNWC or any of its ERISA Affiliates and covers any employee or former employee of HNWC or any HNWC Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to AMCON together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and summary plan description prepared in connection with any such plan. Such plans are referred to collectively herein as the "HNWC Employee Plans". For purposes of this Section 4.13, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

                (b) No HNWC Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I or ERISA or Title IV of ERISA. At no time has HNWC or any of its ERISA Affiliates contributed to, or been required to contribute to, any "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), and neither HNWC nor any of its ERISA Affiliates has, or ever has had, any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a Multiemployer Plan. To the Knowledge of HNWC, no condition exists and no event has occurred that would be reasonably likely to constitute grounds for termination of any HNWC Employee Plan that is a Retirement Plan or, with respect to any HNWC Employee Plan that is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA and neither HNWC nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that would be reasonably likely to have a HNWC Material Adverse Effect. To the Knowledge of HNWC, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any HNWC Employee Plan has occurred that will make HNWC or any HNWC Subsidiary, or any officer or director of HNWC or any HNWC Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have a HNWC Material Adverse Effect.

                (c) Each HNWC Employee Plan that is intended to be qualified under Section 401(a) of the Code now meets, and at all times since its inception have met, the requirements for such qualification, and each trust forming a part thereof is now, and at all times since its inception has been, exempt from tax pursuant to
         Section 501(a) of the Code. Each such plan has received a determination letter from the Internal Revenue Service to the effect that such plan is qualified and its related trust is exempt from federal income taxes. HNWC has furnished, or will make available upon request, to AMCON copies of the most recent Internal Revenue Service determination letters with respect to each such HNWC Employee Plan. Each HNWC Employee Plan has been maintained and administered in substantial compliance with its terms (except that in any case in which any HNWC Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet to be amended to reflect such provision, such plan has been maintained and administered in accordance with the provision) and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such HNWC Employee Plan. All material reports, returns and similar documents with respect to each HNWC Employee Plan required to be filed with any governmental agency or distributed to any HNWC Employee Plan participant have been duly timely filed and distributed.

                (d) There is no contract, agreement, plan or arrangement that, as a result of the Merger, would be reasonably likely to obligate HNWC to make any payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code.

                (e) Except as disclosed in writing to AMCON prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any HNWC Employee Plan that would increase materially the expense of maintaining such HNWC Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1999.

                (f) No HNWC Employee Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of HNWC or any Subsidiary.

         Section 4.14.   Compliance with Laws; Licenses, Permits and
                         -------------------------------------------
Registrations.
-------------
                (a) HNWC is not in violation of, nor has HNWC violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations that, individually or in the aggregate, would not be reasonably likely to have a HNWC Material Adverse Effect.

                (b) HNWC has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by HNWC to carry on its business as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a HNWC Material Adverse Effect.

         Section 4.15.   Title to Properties.
                         -------------------

                (a) HNWC has good and marketable title to, or valid leasehold interests in, and all necessary use permits with respect to, all its properties and assets, except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar Liens, encumbrances or impediments that do not materially interfere with the ability of HNWC to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which HNWC has leasehold interests, are free and clear of all Liens, except for Liens that do not and will not materially interfere with the ability of HNWC to conduct its business as currently conducted.

                (b) HNWC (i) is in substantial compliance with the terms of all leases and use permits to which it is a party or a beneficiary and under which it is in occupancy, and all such leases and use permits are in full force and effect and (ii) enjoys peaceful and undisturbed possession under all such leases and use permits.

         Section 4.16.   Intellectual Property.
                         ---------------------

                (a) HNWC owns or has a valid license to use (i) all Marks; (ii) all Patents; (iii) all Copyrights; (iv) all Rights in Mask Works' and (v) all Trade Secrets; necessary to (x) carry on the business of HNWC as currently conducted or as proposed to be conducted by the Surviving Corporation, to (y) make, have made, use, distribute and sell all products currently sold by HNWC and all products in development.

                (b) There are no outstanding and, to HNWC's Knowledge, no threatened disputes or disagreements with respect to any agreement to which HNWC is a party, relating to any of HNWC's Marks, Patents, Copyrights, Rights in Mask Works, or Trade Secrets (collectively, "HNWC Intellectual Property").

                (c) HNWC is the owner of all right, title, and interest in and to the HNWC Intellectual Property, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                (d) All former and current employees of HNWC have executed written contracts with HNWC that assign to HNWC all rights to any inventions, improvements, discoveries, or information relating to the business of HNWC. To HNWC's knowledge, no employee of HNWC has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than HNWC.

                (e) All of the Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions.

                (f) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To HNWC's Knowledge, there is no potentially interfering patent or patent application of any third party.

                (g) No Patent is infringed or, to HNWC's Knowledge, has been challenged or threatened in any way. To HNWC's knowledge, none of the products manufactured and sold or proposed to be sold, nor any process or know-how used, by HNWC infringes or is alleged to infringe any Patent or other proprietary right of any other Person.

                (h) HNWC is not required to make any payments to any third parties in connection with its use of the HNWC Intellectual Property.

                (i) All products made, used, or sold under the Patents have been marked with the proper patent notice.

         Section 4.17.   Environmental Matters. With such exceptions as,
                         ---------------------
individually or in the aggregate, would not be reasonably likely to have a HNWC Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, HNWC with respect to any applicable Environmental Law and (ii) HNWC is and has been in compliance with all applicable Environmental Laws.

         Section 4.18.   Finders' Fees. There is no investment banker,
                         -------------
broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, HNWC or who might be entitled to any fee or commission from AMCON or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 4.19.   Required Vote and Waiver; Board Approval.
                         ----------------------------------------

                (a) The only vote or waiver of rights of the holders of any class or series of capital stock of HNWC required by law, rule or regulation to approve and adopt this Agreement and/or any of the other transactions contemplated hereby, including the Merger (collectively, the "HNWC Stockholder Approval") is the affirmative vote of the holders of more than fifty percent of the outstanding shares of HNWC Common Stock in favor of the approval and adoption of this Agreement and approval of the Merger.

                (b) HNWC's Board of Directors has unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of HNWC and its stockholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend to such stockholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof at a special meeting of the stockholders of HNWC duly held for such purpose (the "HNWC Stockholders Meeting").

         Section 4.20.   State Takeover Statutes. HNWC has taken all actions
                         -----------------------
required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of all "control share acquisition," "business combination," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States that might apply to this Agreement or any of the transactions contemplated hereby.

         Section 4.21.   Tax Treatment. Neither HNWC nor any of its
                         -------------
Affiliates has taken or agreed to take, or will take, any action or is aware of any fact or circumstance that would prevent or impede the Merger from qualifying as a 368 Reorganization.

         Section 4.22.   Certain Agreements. Neither HNWC nor any of its
                         ------------------
Affiliates (i) are parties to or otherwise bound by any agreement or arrangement that limits or otherwise restricts HNWC, the Surviving Corporation or any of their respective Affiliates from engaging or competing in any line of business or in any locations, which agreement or arrangement is material to the business of HNWC or would be material to the business of the Surviving Corporation (assuming the Merger has taken place), in either case taken as a whole and (ii) except in the ordinary course of business, have amended, modified or terminated any material contract, agreement or arrangement of HNWC or any HNWC Subsidiary or otherwise waived, released or assigned any material rights, claims or benefits of HNWC or any HNWC Subsidiary thereunder.

         Section 4.23.   Employment Agreements. There exists (i) no union,
                         ---------------------
guild or collective bargaining agreement to which HNWC is a party, (ii) no employment, consulting or severance agreement between HNWC and any Person (except for consulting agreements that individually, and in the aggregate, are not material to HNWC), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which HNWC is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Merger or the other transactions contemplated hereby.

         Section 4.24.   Transactions With Directors, Officers and Affiliates.
                         ----------------------------------------------------
Except for any of the following matters which would not be required to be disclosed pursuant to Item 402 or Item 404 of Regulation S-K of the Commission (assuming HNWC was subject to such Items), since December 31,
1999, there have been no transactions between HNWC or any of its Subsidiaries and any director, officer, employee, stockholder or "Affiliate" (as identified pursuant to Section 7.8 hereof) of HNWC, including, without limitation, loans, guarantees or pledges to, by or for HNWC, from, to, by or for any of such Persons. Except for any of the following matters which would not be required to be disclosed pursuant to Item 402 or Item 404 of Regulation S-K of the Commission (assuming that HNWC was subject to such Items), since December 31, 1999, none of the officers or directors of HNWC, and no spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of HNWC or has competed with or been engaged in any business of the kind being conducted by HNWC.

         Section 4.25.   Material Contracts. Schedule 4.25 delivered to AMCON
                         ------------------  -------------
by HNWC prior to the execution of this Agreement lists all material contracts and agreements and use permits to which, as of the date hereof, HNWC is a party or by which is bound or under which HNWC has or may acquire any rights, which involve or relate to (i) obligations of HNWC for borrowed money or other indebtedness where the amount of such obligations exceeds $50,000 individually, (ii) the lease by HNWC, as lessee or lessor, of real property for rent of more than $25,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by HNWC on terms that are customary and consistent with the past practice of HNWC and in amounts and at prices substantially consistent with past practices of HNWC) or services with an aggregate minimum purchase price of more than $25,000 per annum, (iv) rights to manufacture and/or distribute any product which accounted for more than $25,000 of the consolidated revenues of HNWC during the fiscal year ended December 31, 1999 or under which HNWC received or paid license or other fees in excess of $25,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $25,000, (vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of HNWC or any other Person which, when considered together with all such other rights, is material to HNWC; (vii) any material collaboration or joint venture or similar arrangement; (viii) the restriction on the right or ability of HNWC (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other

Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person; (ix) any currency hedging; (x) individual capital expenditures or commitments in excess of $25,000; or (xi) any license, lease, permit or other right to use any water used by HNWC in its bottling operations. All such contracts and agreements and permits are duly and validly executed by HNWC, the other party thereto and all Governmental Entities, as the case may be, and are in full force and effect in all material respects. HNWC has not violated or breached, or committed any default under, any contract or agreement or permit, and, to the knowledge of HNWC, neither HNWC or other Person has violated or breached, or committed any default under, any contract or agreement or permit, which violation, breach or default (alone or in combination with other violations, breaches or defaults under such contract or agreement or permit or under other contracts or agreements or permits) has had or may reasonably be expected to have a HNWC Material Adverse Effect. No event has occurred which, after notice or the passage of time or both, would constitute a default by HNWC under any contract or agreement or permit or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement or permit, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement or permit, (C) accelerate the maturity or performance of any contract or agreement or permit, or (D) cancel, terminate or modify any contract or agreement or permit, in each case which, together with all other events of the types referred to in clauses (A), (B), (C) and (D) of this sentence has had or may reasonably be expected to have a HNWC Material Adverse Effect. All such contracts and agreements and permits will continue, after the Effective Time, to be binding in all material respects in accordance with their respective terms until their respective expiration dates.

         Section 4.26.   Certain Business Practices. Neither HNWC nor to
                         --------------------------
the knowledge of HNWC any director, officer, agent or employee of HNWC has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (assuming for purposes of this Section 4.26 that HNWC is subject to Section 30A of the Exchange Act) or (iii) made any other unlawful payment.

         Section 4.27.   Insurance. HNWC has made available to AMCON a
                         ---------
summary of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of HNWC . Each of such insurance policies is in full force and effect. Since December 31, 1999, HNWC has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of HNWC other than claims incurred in the ordinary course of business.

         Section 4.28.   No Actions Inconsistent with Article VI. HNWC has
                         ---------------------------------------
not taken any of the actions contemplated by Article VI of this Agreement during the period from and including September 29, 2000 through and including the date of this Agreement, except for the issuance of the Convertible Notes and the Non-Excluded Shares.

         Section 4.29.   Use of Proceeds of Notes and Advances. None of the
                         -------------------------------------
proceeds of the $500,000 Convertible Note or the Other Convertible Notes, or any other loans or advances made by AMCON or its subsidiaries to HNWC have been or will be used for any purposes other than (a) providing working capital and other general corporate purposes of HNWC, and (b) to redeem the HNWC Series A Convertible Preferred Stock or Series B Convertible Preferred Stock or both, in each case, outstanding as of September 29, 2000.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

         Merger Sub represents and warrants to HNWC as follows:

         Section 5.1.    Organization.  Merger Sub is a corporation duly
                         ------------
incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of AMCON.

         Section 5.2.    Corporate Authorization. Merger Sub has all
                         -----------------------
requisite corporate power and authority to enter into this agreement and to consummate the transaction contemplated by this Agreement. The execution, delivery and performance by each of Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles.

         Section 5.3.    Non-Contravention. The execution, delivery and
                         -----------------
performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated by this Agreement do not and will not contravene or conflict with its certificate of incorporation or bylaws.

         Section 5.4.    No Business Activities. Merger Sub has not conducted
                         ----------------------
any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement. Merger Sub has no subsidiaries.

         Section 5.5.    Taxes.  Merger Sub has not taken or agreed to take,
                         -----
will not take, and is not aware of any fact or circumstance that would prevent or impede the Merger from qualifying as 368 Reorganizations.

                                   ARTICLE VI

                                COVENANTS OF HNWC

         HNWC agrees as follows:

         Section 6.1.    HNWC Interim Operations. Except as set forth in
                         -----------------------
the HNWC Disclosure Schedule or as otherwise expressly contemplated or permitted hereby, or as required by any Governmental Entity of competent jurisdiction, without the prior consent of AMCON (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, HNWC shall conduct its business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization,
(ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for HNWC to carry on its business and (iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as otherwise expressly contemplated or permitted by this Agreement, or as required by a Governmental Entity of competent jurisdiction, from the date hereof until the Effective Time, without the prior consent of AMCON (which consent shall not be unreasonably withheld or delayed), HNWC shall not:

                (a)      amend its certificate of incorporation or by-laws;

                (b) split, combine or reclassify any shares of capital stock of HNWC or declare, set aside or pay any dividend in respect of its capital stock or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities;

                (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) a number of shares of capital stock equal to that number of shares underlying options forfeited prior to the Closing by former HNWC employees, pursuant to the HNWC Employee Plans, (B) HNWC Common Stock upon the exercise of stock options or warrants in accordance with their present terms or upon exercise of options issued pursuant to clause
         (A) of this Section 6.1(c)(i), (C) HNWC Common Stock upon the conversion of the $500,000 Convertible Note or the Other Convertible Notes, or (D) other existing contractual arrangements, or (ii) amend in any respect any term of any outstanding security of HNWC;

                (d) other than in connection with transactions not prohibited by Section 6.1(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for HNWC previously made available to AMCON, or (ii) incurred in the ordinary course of business of HNWC and consistent with past practice;

                (e) acquire (whether pursuant to cash merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets (including any equity interests) having a fair market value in excess of $25,000, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $25,000, but in no event shall the expenditures, commitments, obligations or liabilities made, incurred or assumed, as the case may be, by HNWC pursuant to Sections 6.1(d) and 6.1(e) exceed $50,000 in the aggregate;

                (f) sell, lease, out-license, encumber or otherwise dispose of any assets, other than (i) sales of finished goods in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of HNWC's business and (iii) assets related to discontinued operations of HNWC;

                (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of HNWC, (iii) make any loans, advances or capital contributions to or investments in, any other Person, or (iv) guarantee any debt securities or indebtedness of others in any case in an amount in excess of $100,000, except in the ordinary course of business consistent with past practice (which exception shall include, without limitation, borrowings under HNWC's existing credit agreements and overnight borrowings);

                (h) (i) enter into any agreement or arrangement that limits or otherwise restricts HNWC or any of its Affiliates or any successor thereto or that would, after the Effective Time, limit or restrict HNWC or the Surviving Corporation, or any of their respective Affiliates, from engaging or competing in any line of business or in any location, or (ii) enter into, amend, modify or terminate any material contract, agreement or arrangement of HNWC or otherwise waive, release or assign any material rights, claims or benefits of HNWC thereunder; provided, however, that this Section 6.1(h) shall not prevent HNWC from entering into material contracts with customers, suppliers or distributors, so long as such contracts are entered into in the ordinary course and consistent with HNWC's prior practice;

                (i) (i) except as required by law or a written agreement existing on or prior to the date hereof, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits,
         (ii) except as required by law, a written agreement existing on or prior to the date hereof, or a HNWC severance policy existing as of the date hereof, grant any severance or termination pay to any director, officer or employee of HNWC or, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business consistent with past practice and containing only normal and customary terms, make any contribution to any existing such plan or
         (iv) except as may be required by law or a written agreement or employee benefit plan existing on or prior to the date hereof, or as contemplated by this Agreement, enter into, amend in any respect, or accelerate the vesting under any HNWC Employee Plan, employment agreement, option, license agreement or retirement agreements, or
         (v) hire any employee with an annual base salary in excess of $40,000;

                (j) change (x) HNWC's methods of accounting in effect at December 31, 1999 except as required by changes in GAAP, as concurred with by its independent public accountants, (y) HNWC's fiscal year, or (z) make any material Tax election, other than in the ordinary course of business consistent with past practice and containing only normal and customary terms;

                (k) (i) settle, propose to settle or commence, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of HNWC, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice of liabilities (x) recognized or disclosed in the HNWC Financial Statements (or the notes thereto) or
         (y) incurred since the date of such Financial Statements in the ordinary course of business consistent with past practice, or (ii) make any tax election or enter into any settlement or compromise of any tax liability;

                (l)      enter into any new material line of business;

                (m) except to the extent required to comply with its obligations hereunder or required by law, HNWC shall not amend or propose to so amend its Certificate of Incorporation, Bylaws or other governing documents;

                (n) use any of the proceeds of the $500,000 Convertible Note or the Other Convertible Notes for any purposes other than (i) providing working capital and other general corporate purposes, and
         (ii) to redeem the HNWC Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock or both, in each case, outstanding as of September 29, 2000; or

                (o)      agree, resolve or commit to do any of the foregoing.

         Section 6.2.    Acquisition Proposals; Board Recommendation. HNWC
                         -------------------------------------------
agrees that it shall not, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of HNWC, directly or indirectly, to (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal for HNWC, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for HNWC,
(iii) grant any waiver or release under any standstill or similar agreement with respect to any class of HNWC equity securities or (iv) enter into any agreement with respect to any Acquisition Proposal for HNWC. Notwithstanding anything in this Agreement to the contrary, HNWC or its Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal for HNWC.

                                  ARTICLE VII

                           COVENANTS OF HNWC AND AMCON

         The parties hereto agree that:

         Section 7.1.    Reasonable Best Efforts. Subject to the terms and
                         -----------------------
conditions hereof, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

         Section 7.2.    Certain Filings; Cooperation in Receipt of
                         ------------------------------------------
Consents; Listing. As promptly as reasonably practicable after the date
-----------------
hereof, HNWC and AMCON shall prepare and AMCON shall file with the SEC the Registration Statement, in which a Proxy Statement/Prospectus will be included as AMCON's prospectus. Each of HNWC and AMCON shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. HNWC shall mail the Proxy Statement/Prospectus to its stockholders as promptly as reasonably practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. AMCON and HNWC shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities or blue sky laws in connection with the issuance of shares of Surviving Corporation Common Stock in the Merger.

                (a) No amendment or supplement to the Proxy Statement/ Prospectus will be made by HNWC or AMCON without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification of the shares of AMCON Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or (iv) any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, in each case, whether orally or in writing. If at any time prior to the Effective Time, HNWC or AMCON discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with respect thereto, and with respect to the Registration Statement, as the case may be, with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of HNWC.

                (b)      HNWC and AMCON shall cooperate with one another in
         (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers, (iii) setting a mutually acceptable date for the HNWC Special Meeting, and (iv) taking all lawful action to call, give notice of, convene and hold a meeting of HNWC stockholders for the purpose of obtaining the requisite vote to approve and adopt this Agreement, the Merger and the other matters contemplated by this Agreement. The Board of Directors of HNWC shall, subject to its fiduciary duties under applicable law, declare the advisability of and recommend adoption and approval of this Agreement, the Merger and the other matters contemplated by this Agreement by the stockholders of HNWC, and shall not, subject to its fiduciary duties under applicable law, withdraw, modify or materially qualify in any manner adverse to AMCON to such recommendation or take any action or make any statement in connection with the HNWC Stockholders Meeting materially inconsistent with such recommendation (any such withdrawal, modification, qualification or statement (whether or not required), an "Adverse Change in the HNWC Recommendation").

                (c) Each party shall permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

                (d) AMCON and HNWC agree to use their respective reasonable best efforts to cause the shares of AMCON Common Stock to be issued upon conversion of shares of HNWC Common Stock in accordance with this Agreement, the Articles of Merger and the Certificate of Merger to be approved for listing upon issuance on the American Stock Exchange.

         Section 7.3.    Headquarters.  The parties intend that, by the end
                         ------------
of one year after the AMCON Effective Time, the Surviving Corporation shall maintain its principal corporate offices and headquarters in Omaha, Nebraska.

         Section 7.4.    Public Announcements. AMCON and HNWC shall use
                         --------------------
reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any rules of the American Stock Exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         Section 7.5.    Access to Information; Notification of Certain Matters.
                         ------------------------------------------------------

                (a) From the date hereof until the Effective Time and subject to applicable law, HNWC and AMCON shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books, records, contracts, commitments, officers and employees and all other information concerning it and its business, properties, assets, condition (financial or otherwise) or prospects of such party, (ii) consistent with its legal obligations, furnish or make available to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of the other party in its investigation. Any investigation pursuant to this Section 6.5 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Unless otherwise required by law, each of AMCON and HNWC will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with Section 7.9. No information or knowledge obtained in any investigation pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by any party hereunder.

                (b) Each party hereto shall give prompt notice to each other party hereto of:

                         (i) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

                         (ii) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement; and

                         (iii) such party's obtaining Knowledge of any actions, suits, claims, investigations or proceedings commenced, threatened against, relating to or involving or otherwise affecting any of HNWC or AMCON, as the case may be, or any AMCON Subsidiary which relate to the consummation of the transactions contemplated by this Agreement; and

                         (iv) such party's obtaining Knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement o be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall limit or otherwise affect the representations, warranties, obligations or remedies of the parties to the conditions to the obligations of the parties hereunder.

                Section 7.6.    Further Assurances. At and after the
                                ------------------
Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of AMCON, HNWC or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of AMCON, HNWC or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of HNWC, AMCON or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger.

         Section 7.7.    Tax Treatment.
                         -------------

                (a) Prior to the Effective Time, each party shall cooperate with the other party and shall use its reasonable best efforts to cause the Merger to qualify as a 368 Reorganization, and will not take any action reasonably likely to cause the Merger not so to qualify. The Surviving Corporation shall not take any action after the Effective Time that would cause the Merger not to qualify as a 368 Reorganization.

                (b) Each party shall cooperate with the other party and shall use its reasonable best efforts to obtain the opinion referred to in Section 8.3(b) and in connection therewith, HNWC shall deliver to such counsel a customary representation letter substantially in the forms attached hereto as Exhibit H (the "HNWC Representation Letter") or otherwise in form and substance reasonably satisfactory to such counsel.

         Section 7.8.    Affiliates. Not less than 45 days prior to
                         ----------
the Effective Time, HNWC shall deliver to AMCON a letter identifying all persons who, in the reasonable judgment of HNWC, may be deemed at the time this Agreement is submitted for adoption by the stockholders of HNWC, "affiliates" of HNWC for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date hereof. HNWC shall use reasonable best efforts to cause each Person identified on such list to deliver to AMCON not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as
Exhibit I hereto (a "HNWC Affiliate Agreement").

         Section 7.9.    Confidentiality.
                         ---------------

                (a) Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and representatives (collectively, the "Representatives"), to hold, in confidence all confidential documents and information concerning the other parties hereto and its Subsidiaries furnished to such party in connection with the transactions contemplated by this Agreement, including, without limitation, all analyses, compilations, studies or records prepared by the party receiving the information or by such party's Representatives, that contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The party furnishing any Confidential Material is herein referred to as the "Delivering Company" and the party receiving any Confidential Material is herein referred to as the "Receiving Company."

                (b) The Receiving Company agrees that the Confidential Material will not be used other than for the purpose of the transactions contemplated by this Agreement, and that such information will be kept confidential by the Receiving Company and its Representatives; provided, however, that (i) any of such
                              -----------------
         information may be disclosed to the Representatives who need to know such information for the purpose described above (it being understood that (a) each such Representative shall be informed by the Receiving Company of the confidential nature of such information, shall be directed by the Receiving Company to treat such information confidentially and not to use it other than for the purpose described above and shall agree to be bound by the terms of this Section 7.9, and (b) in any event, the Receiving Company shall be responsible for any breach of this Agreement by any of its Representatives), and (ii) any other disclosure of such information may be made if the Delivering Company has, in advance, consented to such disclosure in writing. The Receiving Company will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby.

                (c) Notwithstanding the foregoing, if the Receiving Company or any of its Representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Company will promptly notify the Delivering Company of such request or requirement so that the Delivering Company may seek an appropriate protective order and/or waive the Receiving Company's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Company or any of its Representatives is nonetheless, in the reasonable written opinion of the Receiving Company's counsel, compelled to disclose Confidential Material to any tribunal, the Receiving Company or such Representative, after notice to the Delivering Company, may disclose such information to such tribunal. The Receiving Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Material so disclosed. The Receiving Company or such Representative shall not be liable for the disclosure of Confidential Material hereunder to a tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by the Receiving Company or any of its Representatives not permitted by this Agreement.

                (d) This Section 7.9 shall be inoperative as to particular portions of the Confidential Material if such information
         (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or the Delivering Company's Representatives, or (iii) becomes available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or the Delivering Company's Representatives, provided that such source is not known by the Receiving Company, after reasonable inquiry, to be bound by a confidentiality agreement with the Delivering Company or the Delivering Company's Representatives and is not otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (i) through (iii) above shall not relieve the Receiving Company or its Representatives of the prohibitions of the confidentiality provisions of this Section 7.9 with respect to the balance of the Confidential Material.

                (e) If this Agreement is terminated, each party hereto will, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the party from whom such Confidential Material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

         Section 7.10.   Benefit Matters. AMCON and HNWC will work together
                         ---------------
to design benefit plans to be adopted by the Surviving Corporation for the benefit of its employees as soon as practicable following the Merger. Until such adoption, the Surviving Corporation shall cause all AMCON Employee Plans and all HNWC Employee Plans to be maintained in full force and effect.

         Section 7.11.   Exemption From Liability Under Section 16(b).
                         --------------------------------------------

                (a)      Provided that HNWC delivers to AMCON the Section
         16 Information with respect to HNWC prior to the Effective Time, the Board of Directors of AMCON, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the HNWC Insiders of AMCON Common Stock in exchange for shares of HNWC Common Stock, and of options to purchase AMCON Common Stock upon assumption and conversion by the Surviving Corporation of options to purchase HNWC Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act.

                (b) "Section 16 Information" shall mean information accurate in all respects regarding the HNWC Insiders, the number of shares of HNWC Common Stock, or other HNWC equity securities, deemed to be beneficially owned by each such HNWC Insider and expected to be exchanged for Surviving Corporation Common Stock in connection with the Merger.

                (c) "HNWC Insiders" shall mean those officers and directors of HNWC who are subject to the reporting requirements of
         Section 16(a) of the Exchange Act who are listed in the Section 16 Information.

         Section 7.12.   Lease Agreement and Right of First Offer. AMCON and
                         ----------------------------------------
HNWC agree that the Lease Agreement between HNWC and Hawaii Brewery Development Co., Inc. ("Hawaii Brewery"), regarding real property situated in Keaau, Puna, Hawaii, together with all buildings and other improvements located thereon, the water well located thereon and the appurtenant pumping equipment (which are described in Exhibits A and B to that Lease), which Lease has been duly and validly executed and delivered by HNWC and Hawaii Brewery and is attached hereto as Exhibit K, shall become effective on the Closing Date and shall thereupon become legally binding and enforceable in accordance with its terms. In addition, the letter agreement, dated as of the date hereof, together with any documentation necessary to make such agreement legally recordable on applicable records, shall grant to the Surviving Corporation a right of first offer to purchase the Premises (as defined in the Lease attached hereto as Exhibit K) or any part thereof upon the same terms and conditions as which lessor proposes to sell such Premises or any part thereof to a third party or parties.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         Section 8.1.    Conditions to the Obligations of Each Party. The
                         -------------------------------------------
respective obligations of HNWC, AMCON and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a)      Stockholder Approval.  The HNWC Stockholder Approval
                         --------------------
         shall have been obtained;

                (b)      Securities Laws. (i) The Registration Statement
                         ---------------
         shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC and not concluded or withdrawn and (ii) all state securities or blue sky authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect;

                (c)      AMEX Listing. The shares of AMCON Common Stock to
                         ------------
         be issued in the Merger shall have been approved for listing upon issuance on the AMEX, subject to official notice of issuance;

                (d)      Regulatory Approvals. Other than the filings
                         --------------------
         provided for by Article II, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would have a HNWC Material Adverse Effect, an AMCON Material Adverse Effect or a Surviving Corporation Material Adverse Effect, shall have been filed, occurred or been obtained; and

                (e)      No Injunctions or Restraints; Illegality. No Laws
                         ----------------------------------------
         shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting, enjoining or restraining consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Surviving Corporation Material Adverse Effect after giving effect to the Merger; provided, however, that the provisions of this Section 8.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to Sections
         7.1 and 7.2 shall have been the cause of, or shall have resulted in, such order or injunction.

         Section 8.2.    Conditions to the Obligations of AMCON and Merger
                         -------------------------------------------------
Sub. The obligations of AMCON and Merger Sub to consummate the Merger are
---
subject to the satisfaction, or waiver by AMCON and Merger Sub, on or prior to the Closing Date, of the following further conditions:

                (a)      Representations and Covenants. (i) HNWC shall have
                         -----------------------------
         performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificates of Merger; (ii) the representations and warranties of HNWC in this Agreement that are qualified as to materiality, HNWC Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties that address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, HNWC Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) AMCON shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of HNWC to the foregoing effect;

                (b)      Affiliate Agreements. AMCON shall have received
                         --------------------
         from each Person named in the letter referred to in Section 7.8 an executed copy of a HNWC Affiliate Agreement substantially in the form of Exhibit I to this Agreement;

                (c)      Employment Agreements. The Chief Executive Officer
                         ---------------------
         of HNWC shall have executed and delivered to the Surviving Corporation an employment agreement in the form attached hereto as Exhibit J;

                (d)      No Material Adverse Change. There shall have been
                         --------------------------
         no material adverse change in the financial condition, results of operations or cash flows or assets, liabilities, business or prospects of HNWC from September 29, 2000 through the Closing Date, except as disclosed in (i) the HNWC Disclosure Schedule dated the date hereof, or (ii) HNWC SEC Documents filed prior to the date hereof;

                (e)      Dissenters.  The aggregate number of Dissenters'
                         ----------
         Shares shall not exceed 5.0% of the total number of shares of HNWC Common Stock outstanding and entitled to vote;

                (f)      Consents. Consents shall have been obtained from
                         --------
         all parties to HNWC Material Contracts (as defined in Section 4.25) that are needed because of the Merger or the transactions contemplated hereby in order to permit the Surviving Corporation to enjoy all rights and benefits thereunder (the "Material Consent Condition"); and

                (g) All of the shares of HNWC's Series B Convertible Preferred Stock shall have been repurchased.

         Section 8.3.    Conditions to the Obligations of HNWC. The
                         -------------------------------------
obligations of HNWC to consummate the Merger are subject to the satisfaction, or waiver by HNWC, on or prior to the Closing Date, of the following further conditions:

                (a)      Representations and Covenants. (i) AMCON shall have
                         -----------------------------
         performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Articles of Merger and the Certificates of Merger; (ii) the representations and warranties of AMCON and Merger Sub in this Agreement that are qualified as to materiality, AMCON Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be accurate, and any such representations and warranties that are not so qualified shall be accurate, in all material respects, as of the date of this Agreement and as of the Effective Time (except for representations and warranties which address matters only as of a specific date, in which case such representations and warranties qualified as to materiality, AMCON Material Adverse Effect or Surviving Corporation Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); and (iii) HNWC shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of AMCON and Merger Sub to the foregoing effect;

                (b)      Tax Opinion. HNWC shall have received an opinion
                         -----------
         of Squire, Sanders & Dempsey L.L.P. in form and substance reasonably satisfactory to HNWC, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Articles of Merger and the Certificates of Merger, to the effect that the Merger will qualify for federal income tax purposes as a 368 Reorganization and that each of AMCON and HNWC will be a party to the reorganizations within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of AMCON and HNWC;

                (c)      Employment Agreements. The Chief Executive Officer
                         ---------------------
         of HNWC shall have executed and delivered to the Surviving Corporation an employment agreement in the form attached hereto as Exhibit J; and

                (d)      No Material Adverse Change. There shall have been
                         --------------------------
         no material adverse change in the financial condition, results of operations or cash flows or assets, liabilities, business or prospects of AMCON from September 30, 2000 through the Closing Date, except as disclosed in (i) the AMCON Disclosure Schedule dated the date hereof, or (ii) AMCON SEC Documents filed prior to the date hereof.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.1.    Termination. This Agreement may be terminated at any
                         -----------
time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 9.1(a)), notwithstanding approval thereof by the stockholders of HNWC:

                (a)      by mutual written agreement of AMCON and HNWC;

                (b)      by either HNWC or AMCON, if

                         (i) the Merger shall not have been consummated by December 31, 2001 (the "Expiration Date"); provided,
                                                              --------
                however, that the right to terminate this Agreement under
                -------
                this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the Expiration Date; or

                         (ii)   there shall be any Law that makes
                consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining AMCON, HNWC or the Merger Sub from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree.

                (c) by AMCON, (i) if there shall have occurred a willful and material breach of Section 6.2 by HNWC or any of its officers, directors, employees, advisors or agents; (ii) if a breach of any representation, warranty, covenant or agreement on the part of HNWC set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Expiration Date; (iii) HNWC shall have failed to include in the Proxy Statement/Prospectus the recommendation of the Board of Directors of HNWC in favor of the adoption and approval of this Agreement and the approval of the Merger; (v) the Board of Directors of HNWC shall have approved, endorsed or recommended any Acquisition Proposal;
         (vi) a tender or exchange offer relating to securities of HNWC shall have been commenced and HNWC shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that HNWC recommends rejection of such tender or exchange offer; or (vii) HNWC or HNWC's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing;

                (d) by HNWC, if a breach of any representation, warranty, covenant or agreement on the part of AMCON set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.3(a) not to be satisfied, and such condition is incapable of being satisfied by the Expiration Date; or

                (e) automatically if the transactions contemplated herein are enjoined by a court of competent jurisdiction for a period extending beyond 90 days.

         Section 9.2.    Effect of Termination. If this Agreement is
                         ---------------------
terminated pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AMCON or HNWC or their respective officers or directors (i) except with respect to the provisions of Sections 7.9, 9.2, 10.1, 10.4, 10.5, 10.10 and 10.11 of this
Agreement which provisions shall remain in full force and effect and survive any termination of this Agreement, and (ii) except that, notwithstanding anything to the contrary contained in this Agreement, neither AMCON nor HNWC shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

         Section 9.3.    Fees and Expenses. All fees and expenses incurred
                         -----------------
in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1.   Notices. All notices and other communications
                         -------
hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, in each case, if on a Business Day, and otherwise on the next Business Day, (b) on the first service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                 if to the Surviving Corporation, to the address set forth below for AMCON and HNWC, including copies;

                         if to AMCON, to:

                                  William F. Wright
                                  Chairman of the Board
                                  AMCON Distributing Company
                                  P.O. Box 1010
                                  Del Mar, California 92014
                                  Facsimile: (858) 793-1994

                         with a copy to:

                                  John A. Granda
                                  Stinson, Mag & Fizzell, P.C.
                                  1201 Walnut Street, Suite 2800
                                  Kansas City, Missouri 64106
                                  Facsimile: (816) 691-3495

                         if to HNWC to:

                                  Marcus Bender
                                  President
                                  Hawaiian Natural Water Company, Inc.
                                  98-746 Kuahao Place
                                  Pearl City, Hawaii  96814
                                  Facsimile: (808) 483-0536

                         with a copy to:

                                  Richard P. Manson
                                  Squire, Sanders & Dempsey L.L.P.
                                  801 S. Figueroa Street
                                  14th Floor
                                  Los Angeles, California 90017
                                  Facsimile: (213) 623-4581


         Section 10.2.   Survival of Representations, Warranties and
                         -------------------------------------------
Covenants After the Effective Time. The representations, warranties,
----------------------------------
covenants and other agreements contained herein and in any certificate or other instrument delivered pursuant hereto, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall not survive the Effective Time.

         Section 10.3.   Amendments; No Waivers.
                         ----------------------

                (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by AMCON and HNWC or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the HNWC Stockholder

         Approval, no such amendment or waiver shall, without the further approval of such stockholders, be made that would require such approval under any applicable law, rule or regulation.

                (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 10.4.   Assignment. Neither this Agreement nor any of the
                         ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 10.5.   Governing Law. This Agreement shall be construed in
                         -------------
accordance with and governed by the internal laws of the State of Delaware without regard to any principles of Hawaii conflicts or choice of law.

         Section 10.6.   Counterparts; Effectiveness. This Agreement may be
                         ---------------------------
executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party (including by facsimile transmission), it being understood that both parties need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 10.7.   No Third Party Beneficiaries. This Agreement shall
                         ----------------------------
be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 10.8.   Interpretation. When a reference is made in this
                         --------------
Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.9.   Enforcement. The parties agree that irreparable
                         -----------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 10.10.  Entire Agreement. This Agreement (together with
                         ----------------
the exhibits and schedules hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

         Section 10.11.  Severability. If any term, provision, covenant or
                         ------------
restriction set forth in this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not deemed by a party (acting reasonably and in good faith) to be materially adverse to that party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 AMCON DISTRIBUTING COMPANY


                                 By: /s/ William F. Wright
                                     -----------------------------------------
                                      Name:  William F. Wright
                                      Title: Chairman of the Board


                                 HAWAIIAN NATURAL WATER COMPANY, INC.


                                 By: /s/ Marcus Bender
                                     -----------------------------------------
                                      Name:  Marcus Bender
                                      Title: President


                                 AMCON MERGER SUB, INC.


                                 By: /s/ William F. Wright
                                     -----------------------------------------
                                      Name:  William F. Wright
                                      Title: Chairman of the Board

                                   APPENDIX I

                                   DEFINITIONS

         "Acquisition Proposal for HNWC" means any offer or proposal for (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, issuance of securities, liquidation, dissolution, tender offer or exchange offer or other similar transaction or series of transactions, (ii) any purchase of 10% or more of HNWC assets,
(iii) any direct or indirect acquisition of beneficial ownership of securities representing, or exchangeable for or convertible into, more than 10% of the outstanding securities of any class of voting securities of HNWC, or (iv) any issuance of HNWC securities representing 10% of the outstanding securities of any class of voting securities of HNWC, other than the transactions contemplated by this Agreement.

         "Action" means any action, suit, proceeding or investigation by or before any Governmental Entity or arbitrator.

         "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, or partnership or other ownership interests, by contract, or otherwise.

         "AMCON Disclosure Schedule" means the schedule delivered to HNWC by AMCON pursuant to Article I hereof containing exceptions to the representations and warranties of AMCON set forth in such Article III.

         "AMCON SEC Documents" means (i) AMCON's annual report on Form 10-K for its fiscal year ended September 30, 2000 (the "AMCON 10-K"), (ii) AMCON's quarterly reports on Form 10-Q for its fiscal quarters ended December 31, 2000, March 31, 2001 and June 30, 2001, and (iii) all other reports, filings, registration statements and other documents filed by it with the SEC since September 30, 2000.

         "Articles of Merger" means the Articles of Merger of HNWC with and into Merger Sub, in substantially the form attached hereto as Exhibit B.

         "Average AMCON Stock Price" means the average of the closing sales price per share of AMCON Common Stock as reported by AMEX on each of the 20 consecutive trading days immediately preceding the third trading day prior to the Determination Date.

         "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in the City of New York.

         "Certificate of Merger" means the Certificate of Merger of HNWC with and into Merger Sub, in substantially the form attached hereto as Exhibit C.

         "Closing" means the closing of the Merger contemplated in this
Agreement.
                                      50

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Determination Date" means the date on which the last of the following occurs: (i) the effective date (including the expiration of any applicable waiting period by law) of the last required consent or order of any Governmental Entity having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of HNWC have approved the Merger.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Agent" means the agent to be agreed upon by AMCON and HNWC and engaged by the Surviving Corporation to effect the exchange of the Common Certificates pursuant to Section 2.9 of this Agreement.

         "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

         "HNWC Common Stock" means the common stock of HNWC, no par value per share.

         "HNWC Disclosure Schedule" means the schedule delivered to AMCON by HNWC pursuant to Article IV hereof containing exceptions to the representations and warranties of HNWC set forth in such Article V.

         "HNWC SEC Documents" means (i) HNWC annual report on Form 10-KSB for its fiscal year ended December 31, 2000 (the "HNWC 10-KSB"), (ii) HNWC quarterly reports on Form 10-QSB for its fiscal quarters ended March 31, 2001 and June 30, 2001 (each a "HNWC 10-QSB"), (iii) HNWC proxy or information statements relating to meetings of, or actions taken without a meeting by, HNWC stockholders held since December 31, 1999, and (iv) all other reports, filings, registration statements and other documents filed by it with the SEC since December 31, 2000.

         "HNWC Series A Convertible Preferred Stock" means the 1,250 shares of Series A Convertible Preferred Stock of HNWC, par value $1.00 per share, authorized by unanimous written consent of the HNWC board of directors dated March 1, 1999.

         "HNWC Series B Convertible Preferred Stock" means the 250 shares of Series B Convertible Preferred Stock of HNWC, par value $1.00 per share, authorized by unanimous consent of the HNWC board of directors dated March 3, 2000.

         "HNWC Series C Convertible Preferred Stock" means the 750,000 shares of Series C Convertible Preferred Stock of HNWC, par value of $1.00 per share, authorized by unanimous consent of the HNWC board of directors dated as of October __, 2000.
                                      51

         "Knowledge" means, with respect to the matter in question, if any of
(i) in the case of AMCON or Merger Sub, William Wright, Chairman of the Board, Kathleen Evans, President, and Mike James, Chief Financial Officer, and (ii) in the case of HNWC, Marcus Bender, President and Chief Executive Officer, and Willard Irwin, Treasurer and Chief Financial Officer, has actual knowledge of such matter.

         "Law" means any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, judgment, decree, constitution, statute, rule, regulation, treaty, ordinance or principle of common law.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" means a material adverse effect on the financial condition, business, results of operations or prospects of a Person and its Subsidiaries, taken as a whole, but shall exclude any material adverse effect arising out of any change or development relating to (i) U.S. or global economic or industry conditions, (ii) changes in U.S. or global financial markets or conditions, and/or (iii) any generally applicable change in Law or GAAP or interpretation of any thereof. "AMCON Material Adverse Effect" means a Material Adverse Effect in respect of AMCON, "HNWC Material Adverse Effect" means a Material Adverse Effect in respect of HNWC and "Surviving Corporation Material Adverse Effect" means a Material Adverse Effect in respect of the Surviving Corporation.

         "Merger" has the meaning specified in the Recitals to this Agreement.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

         "Proxy Statement/Prospectus" means the proxy statement of HNWC and the prospectus of AMCON included in the Registration Statement of AMCON relating to the HNWC Special Meeting, together with any amendments or supplements thereto.

         "Registration Statement" means the Registration Statement on Form S-4 registering under the Securities Act the AMCON Common Stock issuable in connection with the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such Person. "AMCON Subsidiary" means a Subsidiary of AMCON.

         "Surviving Corporation Common Stock" means the common stock of Merger Sub.
                                      52

         "Tax" or "Taxes" means any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including any interest, penalties and addition imposed thereon or with respect thereto.

         In addition to the definitions set forth above, each of the following terms is defined in the Section set forth opposite such term:




           TERMS                                                                        Section
           -----                                                                        -------

           368 Reorganization                                                           Recitals
           Adverse Change in the HNWC Recommendation                                    7.2(b)
           AMCON                                                                        Preamble
           AMCON Employee Plans                                                         3.13(a)
           AMCON Intellectual Property                                                  3.16(b)
           AMCON Preferred Stock                                                        3.5
           AMCON Representation Letter                                                  8.7(b)
           AMCON Returns                                                                3.12(a)
           AMCON Securities                                                             4.5(b)
           AMCON Stock Options                                                          3.5(a)
           AMCON Warrants                                                               3.5(a)
           Common Certificates                                                          2.9
           Confidential Material                                                        7.9(a)
           Confidentiality Agreement                                                    5.2(a)
           Delaware Law                                                                 3.1(a)
           Delivering Company                                                           8.9(a)
           Effective Time                                                               2.1(b)
           Environmental Laws                                                           3.17(b)
           ERISA                                                                        3.13(a)
           ERISA Affiliate                                                              3.13(a)
           Expenses                                                                     10.3
           Expiration Date                                                              10.1(b)(i)
           Hawaii Law                                                                   2.1(a)
           HNWC                                                                         Preamble
           HNWC Affiliate Agreement                                                     7.8
           HNWC Employee Plans                                                          4.13(a)
           HNWC Financial Statements                                                    4.8(a)
           HNWC Insider                                                                 8.11(c)
           HNWC Intellectual Property                                                   4.16(b)
           HNWC Representation Letter                                                   7.7(b)
           HNWC Returns                                                                 4.12(a)
           HNWC Securities                                                              4.5(b)
           HNWC Stock Options                                                           4.5(a)
           HNWC Stockholder Approval                                                    4.19(a)
           HNWC Stockholders Meeting                                                    4.19(b)
           HNWC Warrants                                                                4.5(a)
           Merger                                                                       Recitals
           Merger Consideration                                                         2.2(a)
           Multiemployer Plan                                                           3.13(b)
           Receiving Company                                                            7.9(a)
           Representatives                                                              7.9(a)

                                      53



           TERMS                                                                        Section
           -----                                                                        -------

           Retirement Plan                                                              3.13(b)
           Section 16 Information                                                       7.11(b)
           Stockholder Agreements                                                       Recitals
           Surviving Corporation                                                        2.1(a)

APPENDICES

Appendix I -  Definitions


EXHIBITS

Exhibit A  -  Stockholders' Agreement
Exhibit B  -  Articles of Merger
Exhibit C  -  Certificate of Merger
Exhibit D  -  Certificate of Incorporation of Merger Sub
Exhibit E  -  Bylaws of Merger Sub
Exhibit F  -  List of Surviving Corporations' Directors
Exhibit G  -  Principal Officers of Surviving Corporation
Exhibit H  -  HNWC Representation Letter
Exhibit I  -  Form of HNWC Affiliate Agreement
Exhibit J  -  Form of Employment Agreement
Exhibit K  -  Form of Lease Agreement



                                      55